INDENTURE dated as of December [ ], 2002, among POLYTAMA INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of The Netherlands having its corporate seat in Rotterdam, The Netherlands (the "ISSUER"), as issuer, P.T. POLYTAMA PROPINDO, an Indonesian corporation (the "COMPANY"), as guarantor, and THE BANK OF NEW YORK, a New York banking corporation (the "TRUSTEE"), as trustee.

          Each party agrees as follows for the benefit of the other parties and for the benefit (except as otherwise provided in this Indenture) of the Holders of the Issuer's 6% Guaranteed Secured Exchangeable Notes Due 2012:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01  DEFINITIONS

          "Accounts Receivable" means any and all rights to payment for Inventory sold or services performed in the ordinary course of business, whether due or to become due, whether or not earned by performance, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by or in the form of an account, note, draft, letter of credit, contract right, security agreement, or other evidence of Indebtedness or security.

          "Actionable Default" means (i) any Event of Default or (ii) any event of default under and as defined in any agreement pursuant to which Additional Indebtedness is Incurred; PROVIDED that only those events which give the Holders or the holders of Additional Indebtedness, as the case may be, the right to accelerate Indebtedness or result in the automatic acceleration of Indebtedness, including after notice or passage of time or both, shall be an Actionable Default.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

          "Additional Indebtedness" means Indebtedness, including any guarantees thereof, the holders of which become party to the Collateral Agency Agreement in accordance with the terms of Section 4.12.

          "Additional Indebtedness Agent" means any agent appointed by the holders of Additional Indebtedness to represent such Persons in respect to the Additional Indebtedness and the Collateral.

          "Additional Indebtedness Collateral Account" has the meaning given in
Section 5.01 of the Collateral Agency Agreement.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.05, 4.07 and 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease (including, without limitation, any Sale/Leaseback Transaction), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the

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Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction or any Involuntary Loss (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (y) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary and (z) for purposes of
Section 4.07 only, a disposition that constitutes a Restricted Payment permitted by Section 4.05.

          "Assigned Rights" means all rights including the proceeds, meaning all right, title and interest in and to all amounts now or in the future payable to the assignor under or in connection with any Contract, arising from contracts and leases relating to the Plant, its operation and the manufacture therein of polypropylene, including, without limitation, (a) the Himont License Agreement between Himont Incorporated ("Himont") and P.T. Tirtamas Majutama ("PTTM") dated April 21, 1993 and April 15, 1993 novated by a Novation Agreement dated July 7, 1994 among the Company, Himont and PTTM, (b) the Propylene Supply Agreement; and
(c) the Amended and Restated Polypropylene Offtake Agreement between BP Asia Trading Pte. Ltd. and the Company dated June 2, 1997.

          "Assignment of Rights" has the meaning given in the Collateral Agency Agreement.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Board of Directors" means (i) in relation to the Company, the Board of Directors of the Company and (ii) in relation to the Issuer, the board of Managing Directors of the Issuer and, in each case, any committee thereof duly authorized to act on behalf of such Board of Directors. Any determination to be made, or approval to be given, by a Board of Directors shall be made by a majority of the members having no personal stake in such determination or approval.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Casualty Event" shall mean any destruction or damage by flood, fire, explosion, wind, storm, earthquake or any other casualty.

          "Change of Control" means the occurrence of any of the following events: (i) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly

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or indirectly, of at least 51% in the aggregate of the total voting power of the
Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Collateral" means the Real Property Collateral, the Moveable Assets Collateral, the Proceeds Collateral and the Assigned Rights.

          "Collateral Accounts" means the accounts established pursuant to the Collateral Agency Agreement for holding cash and cash equivalents for the benefit of the Secured Creditors and includes the Notes Collateral Account (as described in the Collateral Agency Agreement) and the Additional Indebtedness Collateral Account (as described in the Collateral Agency Agreement).

          "Collateral Agency Agreement" means the Collateral Agency Agreement dated the date hereof among the Issuer, the Company, the Trustee on behalf of the Noteholders, the Senior Notes Trustee and PT Bank Mandiri (Persero) as Collateral Agent for the Trustee and the representative of the other Secured Creditors with respect to the Collateral.

          "Collateral Agent" means PT Bank Mandiri (Persero).

          "Collateral Disposition" means any Asset Disposition with respect to any Collateral; PROVIDED, HOWEVER, that a substitution of Moveable Assets Collateral in compliance with Section 12.07 shall be excluded from the definition of "Collateral Disposition."

          "Commodity Agreement" means, with respect to any Person, any forward contract, futures contract or option or other agreement, instrument or arrangement or combination thereof entered into in the ordinary course of such Person's business and designed to provide protection against fluctuations in the price of any commodity used or produced in the business in which such Person is engaged.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successors.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage

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Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated
Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeated or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeated or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and is continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto in the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest Incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary and
(x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such

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Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain
(but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(D).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

          "Debt Service Reserve Account" means the securities account in which the Issuer will deposit U.S. Government Obligations in an amount that will be sufficient to provide payment in full when due of the first scheduled interest and principal payment on the Senior Notes.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Securities" means Securities that are in the form of Exhibit A attached hereto that do not include the information called for by footnote 1 thereof.

          "Depositary" means The Depository Trust Company, a New York corporation, or any successor thereto or any replacement depository.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.07, 4.08 and 4.10.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax

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expense of the Company, (b) depreciation expense, (c) amortization expense and
(d) non-cash losses or charges related to impairment of goodwill and other intangible assets, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and Governmental, regulations applicable to such Subsidiary or its stockholders.

          "Estimated Project Costs" means, with respect to a Qualified Project, all costs and expenses reasonably estimated by the Company and set forth in a written resolution for the Company's Board of Directors prior to the commencement of such Qualified Project to be Incurred by the Company to acquire, develop, design, construct, start up and finance such Qualified Project, including the acquisition of the facility site, equipment and supplies, and including interest during construction, sales and other taxes, financing fees and reasonable advisory, legal and management fees and expenses.

          "Excess Cash Flow" means, with respect to the Company for any fiscal year, the EBITDA of the Company and its consolidated Subsidiaries for such period plus any Excess Proceeds and Excess Collateral Proceeds; minus (1) Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is paid during such period; minus (2) capital expenditures of the Company and its consolidated Subsidiaries that are actually paid during such period; minus (3) an amount of US$500,000 to be used as working capital of the Company and its consolidated Subsidiaries; minus (4) consolidated income tax expense for such period, minus; (5) scheduled or required principal payments on Indebtedness permitted to be incurred pursuant to the New Senior Indenture and the Exchangeable Notes Indenture; minus (6) the aggregate principal amount, premium paid in connection with an optional redemption of the Notes made pursuant to
Section 5 of the Notes during the fiscal year preceding such Excess Cash Flow Offer; and minus (7) the aggregate principal amount, premium, if any, paid by the Company during the fiscal year preceding such Excess Cash Flow Offer in connection with New Exchangeable Notes repurchased pursuant to a Change of Control Offer as described in Section 4.10.

          "Exchange Shares" means the shares of common stock of the Company into which the Notes are exchangeable.

          "Fair Market Value" per security at any date of determination (i) prior to an initial public offering, means (A) in connection with a sale to a party that is not an Affiliate of ours in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and
(B) in connection with any sale to an Affiliate of ours, (1) the last price per security at which such security was sold in a Non-Affiliate Sale within the one-year period preceding such date of determination or (2) if clause (1) is not applicable, the fair market value of such security determined in good faith by
(a) a majority of the Board of Directors of the Company, including a majority of directors who are not officers, employees, directors or Affiliates of the party to whom the sale of securities giving rise to such determination is proposed to be made or (b) a nationally recognized investment banking, appraisal or valuation firm and (ii) after an Initial Public Offering, means the mean between the high and low selling prices per share of the common stock of the Company on the immediately preceding date (or, if the common stock of the Company was not traded on that day, the next preceding day that the common stock of the Company was traded) on the principal exchange or market system on which the common stock of the Company is traded, as such prices are officially quoted on such exchange.

          "Fiduciary Assignment of Accounts" has the meaning given in the Collateral Agency Agreement.

          "Fiduciary Transfer" has the meaning given in the Collateral Agency Agreement.

          "GAAP" means generally accepted accounting principles in the Republic of Indonesia which are in effect on the date of determination.

          "Global Security" means a Security that is in the form of Exhibit A hereto that includes the information called for by footnote 1 thereof.

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          "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

          "Guarantee" means the irrevocable and unconditional guarantee of the Notes by the Company pursuant to Article 10.

          "Guaranteed Notes" mean's the Issuer's 11 1/4% Series B Guaranteed Secured Noted due 2007, issued on the Issue Date.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed a separate Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations under agreements to maintain working capital, equity capital or any other financial statement condition or liquidity of any other Person; (vii) all obligations of the type referred to in clauses
(i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (viii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so

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secured and (ix) to the extent not otherwise included in this definition,
Hedging Obligations and all indebtedness and other obligations under any Commodity Agreements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the mandatory provisions of the TIA, which are incorporated by reference in this Indenture pursuant to Section 1.03 and are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

          "Independent Appraiser" means an internationally recognized appraisal, accounting, investment banking, or other firm, as appropriate, that (i) is in fact independent in respect of the transaction in question; (ii) is an expert in respect of the relevant valuation or appraisal activity; (iii) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary, the Trustee, the Collateral Agent or in any Affiliate of any of them; and (iv) is not connected with the Company or a Subsidiary, the Trustee, the Collateral Agent or any such Affiliate as a director, officer, employee or Affiliate.

          "Insurance Assignment" has the meaning given in the Collateral Agency Agreement.

          "Insurance Collateral Account" means the account established for the benefit of the parties to the Collateral Agency Agreement to hold certain insurance proceeds pending repair or replacement of the Collateral subject to an Involuntary Loss.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Inventory" means all stocks of products and goods produced, all extractions, all raw materials, all work in progress, stocks of spare parts, fuels, lubricants, and all stocks and all assets of similar kind now existing and hereafter acquired.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Involuntary Loss" means a loss or disposition resulting from the requisition by any Governmental entity of title to, seizure by any Governmental entity of, or forfeiture to such Governmental entity of, any property or assets, or any actual or constructive loss or an agreed or compromised loss, including any Casualty Event.

          "Issue Date" means the date on which the Notes are originally issued.

          "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Keepwell Commitment" means an agreement by any Person to maintain working capital, equity capital or any other financial statement condition or liquidity of any other Person.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Loan Facilities" means any facility utilized for working capital purposes, not exceeding $50.0 million.

          "Major Collateral Disposition" means any Asset Disposition, in one or a series of related transactions, of Collateral with a book value of more than 25% of the aggregate book value of all Collateral, determined by reference to the Company's most recent quarterly financial statements.

          "Majority Shareholder" means either Tirtamas or Tuban Petro, whichever owns the largest equity stake in the Company.

          "Moveable Assets Collateral" means all moveable assets (other than Inventory, goods in process and raw materials), whether now owned or hereafter acquired, which form part of, or are used in connection with, the Plant.

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign (including Indonesian) and local taxes due and payable at the time of such Asset Disposition or required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition. In the case of an Asset Disposition that is a disposition of Collateral, any amount of insurance or other proceeds received in connection with an Involuntary Loss (excluding payments received for loss of profits or excess costs in respect of business interruption insurance) shall be included in the foregoing definition of "Net Available Cash;" PROVIDED that, any such proceeds received by the Company or any Restricted Subsidiary in connection with any assets sold or transferred to any Restricted Subsidiary shall be excluded from the definition of Net Available Cash for the purposes of Section 4.07.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note Custodian" means The Bank of New York, as custodian of the Notes in global form for the Depositary under a custody agreement or any similar successor agreement.

          "Notes" means the 6% Guaranteed Secured Exchangeable Notes due 2012 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

          "Notes Collateral Account" has the meaning given in Section 5.01 of the Collateral Agency Agreement.

          "Notice of Actionable Default" means a notice delivered to the Collateral Agent stating that an Actionable Default has occurred, which describes with reasonable particularity the nature of the Actionable Default, and is delivered to the Collateral Agent by (i) the Trustee for the holders of the Notes, acting pursuant to this Indenture, (ii) the Exchangeable Notes Trustee, acting pursuant to the Exchange Notes Indenture, or (iii) the Additional Indebtedness Agent, acting upon the instructions of the holders of a majority of the Outstanding Additional Indebtedness Obligations (as defined in the Collateral Agency Agreement). A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by a Responsible Officer (as defined in the Collateral Agency Agreement) of the Collateral Agent. A Notice of Actionable Default shall be deemed to be outstanding at all times after such notice has been given until the earlier of such time, if any, as (i) the Collateral Agent has been notified by the Trustee or the Additional Indebtedness Agent, as the case may be, which delivered such notice, that such notice has been rescinded or waived or (ii) the Trustee and the Additional Indebtedness Agent, if any, have determined, in accordance with Section 3.03 of the Collateral Agency Agreement, to rescind or waive such notice.

          "Officer" means the Chairman of the Board, the President, any Vice President, any Managing Director, the Treasurer or the Secretary of the Company or the Issuer, as applicable.

          "Officer's Certificate" means (i) in relation to the Issuer, a certificate signed by one officer and (ii) in relation to the Company, a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means each of Tirtamas, The British Petroleum Company Plc, a corporation established under the laws of the United Kingdom or any Wholly Owned Subsidiary of The British Petroleum Company Plc (each, a "BP Company"), Nissho Iwai Corporation, a corporation established under the laws of Japan ("NIC") and Tuban Petro.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; PROVIDED that if any such loans or advances involve, in the aggregate, an amount in excess of US$1.0 million, such loans or advances are set forth in writing and have been approved by the Board of Directors of the Company; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.07.

          "Permitted Liens" means (i) Liens created pursuant to the Pledge Agreement, the Collateral Agency Agreement or Security Documents; (ii) Liens for taxes, assessments or Governmental charges or claims that either (a) are not yet delinquent by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iii) statutory and other Liens imposed by law and arising in the ordinary course of business of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, employees, repairmen or laborers with respect to amounts that, to the extent applicable: either (a) are not yet delinquent by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which, to the extent required, appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iv) easements, servitude, rights-of-way, restrictions and other similar encumbrances with respect to the Real Property Collateral which in the aggregate are not material in amount and which do not materially detract from the value of the Plant or interfere in any material way with the Company's use of the Plant for the purposes for which such property is intended; (v) any Subsequent Liens; (vi) Liens securing Additional Indebtedness created in accordance with Section 4.12;
(vii) Liens securing Indebtedness represented by the Senior Notes (and any Guarantees thereof), including under the Security Documents relating thereto, Incurred in accordance with Section 4.03; and (viii) Liens securing Indebtedness represented by the Guaranteed Notes (and any Guarantees thereof), the Debt Service Reserve Account and any defeasance trust, including under any security documents relating thereto.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Government or any agency or political subdivision thereof or any other entity.

          "Pipeline" means the Company's propylene supply pipeline that runs from the Plant to the adjacent refinery owned by Pertambangan Minyak Dan Gas Bumi Negara ("Pertamina").

          "Plant" means all of the buildings, constructions, facilities and appurtenances comprising or related to the Company's existing or future polypropylene and other production facilities located on the Plant Site, and any and all planned machinery, fixtures, fittings, equipment and improvements and additions now existing or in the future affixed to or forming part of or otherwise located on the Plant Site.

          "Plant Site" means (a) a plot of land with an area of 79,860 square meters, as described in HGB Certificate No. 1/Limbangan in the name of the Company; (b) a plot of land with an area of 63,390 square meters, as described in HGB Certificate No. 2/Limbangan in the name of the Company; and (c) a plot of land with an area of 56,225 square meters, as described in HGB Certificate No. 3/Limbangan in the name of the Company, in each case, located in Desa Limbangan, Kecamatan Juntinyuat, Kabupaten Indramayu, West Java, Indonesia.

          "Pledge Agreement" means that certain Pledge Agreement between the Issuer and the Trustee dated as of the Issue Date.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Principal" or "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Proceeds Collateral" means all right, title, interest and benefit, including without limitation all proceeds, returns of premiums and other amounts payable to or at the direction of the Company, under, in and to each Insurance Policy in relation to the Plant.

          "Propylene Supply Agreement" means either (i) the Amended and Restated Propylene Supply Agreement between BP Chemicals and the Company, dated June 4, 1997 or (ii) any other long term agreement for the supply of propylene to the Company, each as amended.

          "Purchase Money Indebtedness" of any Person means all obligations of such Person (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement (but excluding accounts payable arising in the ordinary course of business) and other purchase money obligations, in each case where the maturity of such obligation does not exceed the anticipated useful life of the asset being financed and (ii) incurred to finance the acquisition of such asset, including additions and improvements.

          "Qualified Project" means the acquisition or construction of assets which expand, add to or improve (but not repair) the then existing assets at the Plant Site.

          "Real Property Collateral" means the Plant Site and all buildings (including, but not limited to, any pipelines), plant, machinery, fixtures, fittings, equipment, improvements and additions now or hereafter affixed to such buildings, constructions and pipelines which, according to prevailing laws are regarded as immoveable property together with all other items which permanently constitute one unit within the Plant Site.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, decease or retire, or to issue other Indebtedness in exchange for or the substantially concurrent replacement, refinancing or repayment of, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) other than dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in the definition of "Unrestricted Subsidiary," the Issuer (or any successor thereof as obligor under the Notes) shall always be a Restricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.

          "Secured Creditors" means the holders of the Notes represented by the Trustee, holders of the Senior Notes represented by the Senior Notes Trustee and the holders of Additional Indebtedness represented by the Additional Indebtedness Agent, as the same may from time to time be reflected as parties to the Security Documents.

          "Secured Indebtedness" means the Notes, the Guarantee, the Senior Notes, the Senior Notes Guarantee, the Additional Indebtedness and any other Indebtedness secured by a Lien on Collateral.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor entity thereto and shall initially be the Trustee.

          "Security Deed" has the meaning given in the Collateral Agency Agreement.

          "Security Documents" means, collectively, the Security Deed, the Fiduciary Transfer, the Fiduciary Assignment of Accounts, the Assignment of Rights and the Insurance Assignment.

          "Senior Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business of such Person (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

          "Senior Notes" means the Issuer's 8% Guaranteed Secured Notes due 2017, issued the date hereof.

          "Senior Indenture" means the Indenture among the Issuer, the Company and The Bank of New York, a New York banking corporation, as trustee, governing the Senior Notes, dated the date hereof.

          "Senior Notes Guarantee" means the guarantee of the Senior Notes by the Company pursuant to the Senior Indenture.

          "Senior Notes Trustee" means the then acting trustee under the Senior Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Issuer or the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Guarantee, respectively, pursuant to a written agreement to that effect.

          "Subsequent Lien" means any Lien that (a) covers any or all of the land on which the Plant is located and any or all fixtures thereon that is subsequent in time and junior in priority to any Lien thereon granted to the Collateral Agent pursuant to the Security Deed; (b) secures Indebtedness of the Issuer or the Company; and (c) does not, together with all such other then existing Subsequent Liens, secure Indebtedness in an amount which exceeds the aggregate principal amount of Secured Indebtedness, if any, which has been repaid, redeemed or repurchased by the Issuer or the Company, as applicable, simultaneously with or prior to the creation of such Subsequent Lien.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Tangible Assets" means the net book value of property, plant and equipment and other noncurrent and current assets held by the Company at the date of determination, less any intangible assets.

          "Temporary Cash Investments" means any of the following: (i) any evidence of Indebtedness, maturing not more than one year after the date of Investment by the Company, the Issuer or any other Restricted Subsidiary, Issued by the United States of America or any instrumentality or agency thereof, or by the Republic of Indonesia or any instrumentality or agency thereof, or by the Asian Development Bank the World Bank or any other supranational organization (collectively, "Government Entities") and guaranteed or otherwise backed, directly or indirectly, fully as to principal, premium, if any, and interest, by the Government Entity issuing such Indebtedness, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Tirtamas" means P.T. Tirtamas Majutama, a company incorporated under the laws of the Republic of Indonesia.

          "Trustee" mean the party named as such in this Indenture until a successor replaces it and, thereafter, means successor.

          "Trust Officer" means any trust officer or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters with respect to the Notes.

          "Tuban Petro" means P.T. Tuban Petrochemical Industries, a company incorporated under the laws of the Republic of Indonesia and owned 70% by the Indonesian Bank Restructuring Agency ("IBRA") which has been established for the settlement of Tirtmas' obligations to IBRA.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of US$1,000 or less or (B) if such Subsidiary has assets greater than US$1,000, such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur US$1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION 1.02  OTHER DEFINITIONS.

                                   Term                       Defined in Section
                                   ----                       ------------------
     "Additional Amounts".................................              4.01(b)
     "Affiliate Transaction"..............................              4.09
     "Agent Members.......................................              2.01
     "Agreement Currency".................................              15.12
     "Authorized Agent"...................................              15.11(b)
     "Bankruptcy Law".....................................              6.01
     "covenant defeasance option".........................              8.01(b)
     "Custodian"..........................................              6.01
     "Date of Exchange"...................................              14.02
     "Defaulted Interest".................................              2.11
     "Distribution Date"..................................              14.05
     "Event of Default"...................................              6.01
     "Excess Cash Flow Redemption"........................              3.07
     "Excess Cash Flow Redemption Amount".................              3.07

                                   Term                       Defined in Section
                                   ----                       ------------------
     "Excess Cash Flow Redemption Price...................              3.07
     "Excess Collateral Process"..........................              4.08(c)
     "Excess Proceeds"....................................              4.07(b)
     "Exchange Price".....................................              4.01(c)
     "Governmental Taking"................................              12.08
     "Incorporated Provision".............................              13.01
     "Indemnity"..........................................              10.02
     "Judgment Currency"..................................              15.12
     "Keepwell"...........................................              4.15
     "legal defeasance option"............................              8.01(b)
     "Legal Holiday"......................................              15.09
     "MCD Offer"..........................................              4.08(b)
     "MCD Offer Amount"...................................              4.08(b)
     "MCD Purchase Date"..................................              4.08(b)
     "New Collateral Assets"..............................              4.08(c)
     "PKLN Team"..........................................              4.20
     "Paying Agent".......................................              2.03
     "Registrar"..........................................              2.03
     "Release Notice".....................................              12.05
     "Restricted Payment".................................              4.05
     "Substitute Collateral"..............................              12.07
     "Substitution Notice"................................              12.07
     "Successor Company"..................................              5.01
     "Trigger Event"......................................              14.05
     "Trust Monies".......................................              13.01

          SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04 RULES OF CONSTRUCTION. Unless context otherwise requires:

                   (1)  a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (3)  "or" is not exclusive;

                   (4)  "including" means including without limitation;

                   (5) words in the singular include the plural and words in the plural include the singular;

                   (6) unsecured Indebtedness shall not be deemed be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                   (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                   (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                 THE SECURITIES

          SECTION 2.01 FORM AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Subject to
Section 2.06, the Notes shall be represented in global form. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

          Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Issuer, the Trustee and any agent of the Company, the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Issuer, the Trustee or any agent of the Company, the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          The Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which such Notes may then be listed, all as determined by the Officers of the Issuer executing such Notes, as evidenced by their execution of such Notes in accordance with Section 2.02.

          Any Definitive Security which is issued shall be printed in a manner which satisfies the Royal Decree No. H7 of January 8, 1947 of the law of The Netherlands, if such decree remains in effect on the date of printing.

          SECTION 2.02 EXECUTION AND AUTHENTICATION. One Officer of the Issuer shall sign the Notes for the Issuer. The Company shall execute the Guarantee in the manner set forth in Section 10.05. The signatures required by this paragraph may be manual or facsimile signatures.

          If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver Notes for original issue in the aggregate principal amount of not more than $40,000,000, pursuant to a written order of the Issuer signed by an Officer of the Issuer. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes which may be outstanding any time may not exceed $72,250,000, except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar (as defined below), Paying Agent (as defined below) or agent for service of notices demands.

          SECTION 2.03 REGISTRAR AND PAYING AGENT. The Issuer shall maintain in the City of New York an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office agency where Notes may be presented for payment (the "PAYING AGENT") and the Issuer and the Company shall maintain in the City of New York an office or agency where notices or demands to or upon the Issuer and the Company in respect of the Notes and this Indenture may be served. If the Notes are issued in definitive form, the Issuer shall also maintain a Paying Agent and Holders shall be entitled to receive payment and transfer Notes through such Paying Agent. The Registrar shall keep a register for the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents, which may be located within or outside the City of New York. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar.

          Notwithstanding the foregoing, there shall be only one register for the Notes.

          The Issuer and the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer and the Company shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer may appoint any Person regularly providing corporate trust services as Registrar, co-registrar or Paying Agent.

          The Issuer initially appoints the Trustee at the address specified in
Section 15.02 as Registrar and Paying Agent.

          The Company initially appoints the Depository Trust Company to act as Depositary with respect to the Global Securities.

          SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust or the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, shall notify the Trustee of any default by the Issuer in making any such payment and shall at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05 NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date for the Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06  TRANSFER AND EXCHANGE

          (a) Subject to Section 2.06(g), when a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Registrar are met. Subject to Section 2.06(f), when Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes and the Company shall execute the Guarantee endorsed thereon at the Registrar's or co-registrar's request, subject to the limitations set forth Section 2.06(f).

          (b) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Company, the Trustee, the Paying Agent, the Registrar or a co-registrar may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (c) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (d) TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of Notes represented by the Global Securities, the Trustee shall cancel such Definitive Security in accordance with Section 2.10 and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate a new Global Security in the appropriate principal amount.

          (e) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of beneficial interests in Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the procedures of the Depositary therefor.

          (f) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                 (i) In the event that an Event of Default has occurred and is continuing and the Trustee or other registrar has received a request from the Depositary to issue Notes in definitive form in lieu of all or a portion of the Global Securities (in which case the Company will deliver Notes in definitive form within 30 days of such request), any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. In any such event, upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the Global Security to be reduced accordingly and, following such reduction, the Issuer shall execute and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount and the Company shall execute the Guarantee endorsed thereon.

                (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(f) and 2.06(h) shall be registered in such names and in such authorized denominations as Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered.

               (iii) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Holders under the Notes, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Notes, the Trustee may in its sole discretion determine that the Notes represented by Global Securities shall no longer be represented by such Global Securities. In such event, the Issuer hereby agrees to execute and the Trustee will authenticate deliver, in exchange for such Global Securities, individual Notes (and if the Trustee has in its possession individual Notes previously executed the Issuer, the Trustee will authenticate and deliver such Notes), in authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Securities and registered in such name or names as the Trustee deems appropriate.

          (g) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (h) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (h) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                 (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Issuer within 90 days after delivery of such notice; or

                (ii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Issuer shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02, authenticate and deliver and the Company shall execute the Guarantee endorsed thereon Definitive Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

          (i) LEGENDS. Each Note certificate evidencing Global Securities (and all Notes issued in exchange therefor or substitution thereof), to the extent required, shall bear such legends set forth in Exhibit A hereto.

          (j) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in Global Securities have been exchanged for Definitive Securities, redeemed, repurchased or canceled, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.10. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for a Definitive Security, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (k) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                 (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall (subject to Sections 2.06(f) and (g)) authenticate Definitive Securities and Global Securities, and the Company shall execute the Guarantee endorsed thereon, at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (iii) The Registrar may require a Holder to furnish appropriate endorsements and transfer documents.

                (iv) The Registrar shall not be required to register the transfer of or exchange of any Security called for redemption, and the Registrar shall not be required to register the transfer of or exchange of any Security for a period of 15 days before the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

          (l) PAYMENT OF PRINCIPAL AND INTEREST. Payment of principal and interest on any Global Security shall be made to the Depositary or its nominee in accordance with the applicable procedures of the Depositary.

          SECTION 2.07 REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, at the Issuer's expense, authenticate a replacement Note if the requirements of the Trustee and the Issuer are met. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Issuer and the Company and shall be entitled to the benefits of this Indenture.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, wrongfully taken, lost or destroyed Notes.

          SECTION 2.08 OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer, the Company or any Affiliate of the Issuer or the Company holds such Note.

          If a Note is misplaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date the Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture or any other action requiring the consent of the Noteholders, Notes owned by the Issuer or the Company or any Affiliate of the Issuer or the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes that the pledgee is not the Issuer, the Company or any Affiliate of the Issuer or the Company.

          SECTION 2.09 TEMPORARY NOTES. Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes with the Guarantee endorsed thereon. Temporary Notes shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities, with the Guarantee and deliver them in exchange for temporary Notes.

          SECTION 2.10 CANCELLATION. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, repurchase, replacement, cancellation or payment. The Trustee (and no one else) shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its policy of disposal and deliver a certificate of such disposition to the Issuer unless the Issuer directs the Trustee to deliver canceled Notes the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, purchased, paid or delivered to the Trustee for cancellation.

          SECTION 2.11 DEFAULTED INTEREST. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause
(i) or (ii) below:

                 (i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

                (ii) The Issuer may make payment of any Default Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.12 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Issuer, the Company, the Trustee, the authenticating agent, if any, and any Paying Agent, the Registrar or any co-registrar may treat the Holder of a Note as the owner of such Note for the purpose of receiving payment of principal of, premium (if any) and, subject to
Section 2.11, interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Company, the Trustee, the authenticating agent, if any, or any Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          SECTION 2.13 COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2.14 PREDECESSOR SECURITIES. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Notes pursuant to Section 2.06 or in replacement of a lost, destroyed or wrongfully taken Note pursuant to Section 2.07 shall evidence the same debt, and be entitled to the same benefits under this Indenture, as the predecessor Note or Notes surrendered upon such registration of transfer or exchange or lost, destroyed or wrongfully taken, as the case may be.

          SECTION 2.15 RECORD DATE. The Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or to consent to any action by vote of consent authorized or permitted by any provision hereof. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 prior to such solicitation.

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01 NOTICES TO TRUSTEE. If the Issuer elects to redeem the Notes pursuant to Section 5(a) or (b) of the Notes or if the Issuer is required to redeem the Notes pursuant to Section 3.07 below, it shall notify the Trustee in writing of the section and paragraph of the Notes pursuant to which the redemption will occur, the redemption date, the redemption price, and the principal amount of Notes to be redeemed.

          The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1.00. Notes and portions of them the Trustee selects shall be in amounts of $1.00 or a whole multiple of $1.00. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Issuer promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall (i) mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed and (ii) publish a notice of redemption as contemplated in Section 15.02.

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          The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (6) the Section and paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number or common code, if any, listed in such notice or printed on the Notes;

          (8) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed; and

          (9)  the CUSIP number, if any, printed on the Notes being redeemed.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the form of such notice containing the information required by this Section.

          SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed and published pursuant to Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (including all Additional Amounts owed in respect of such Notes). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05 DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. New York City time on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes (without giving effect to any earnings which may accrue on such deposit prior to the redemption date) to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall promptly return to the Issuer any money so deposited which is not required for that purpose upon the written request of the Issuer.

          SECTION 3.06 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 3.07 MANDATORY REDEMPTION; MANDATORY REDEMPTION OF NOTES FROM EXCESS CASH FLOW.Beginning on the fourth anniversary of the Issue Date, and not later than 180 days following the end of each fiscal year thereafter, the Issuer will redeem (the "EXCESS CASH FLOW REDEMPTION") the maximum principal amount of Notes that is an integral multiple of $1.00 with 75% of the Excess Cash Flow of the Company from such fiscal year (the "EXCESS CASH FLOW REDEMPTION AMOUNT"), at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed (the "EXCESS CASH FLOW REDEMPTION PRICE"), together with accrued and unpaid interest, if any, thereon to the date fixed for the redemption of the Notes pursuant to such Excess Cash Flow

Redemption. The Issuer shall not make an Excess Cash Flow Redemption to purchase Notes pursuant to this Section 3.07 if the available cumulative Excess Cash Flow is less than US$2.0 million; PROVIDED, that any such lesser amount of Excess Cash Flow (if positive) will be added to the Excess Cash Flow for each subsequent fiscal year until an Excess Cash Flow Redemption is made.

          Interest shall cease to accrue on the Notes or portions called for redemption on and after the redemption date.

          Any redemption made pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01  PAYMENT OF NOTES; PAYMENT OF ADDITIONAL AMOUNTS

          .

          (a) Subject to Section 4.01(b), the Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. All payments shall be made in United States dollars.

          Interest on the Notes shall accrue from the Issue date and shall be paid semi-annually in arrears on each June 15 and December 15.

          The Issuer shall pay interest on overdue principal on the Notes, and on overdue installments of interest on Notes, at a rate specified in the Notes, plus 1% per annum.

          (b) All payments of principal of, premium, if any, and interest on each Note or Guarantee will be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or Governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic of Indonesia or The Netherlands or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction in respect of principal, premium or interest is so required, the Issuer or the Company, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as will result in receipt by each holder of any Note of such gross amount as would have been received by such Holder or the beneficial owner with respect to such Note or the Guarantee, as applicable, had no such withholding or deduction (including any withholding or deduction applicable to Additional Amounts payable) been required, except that no Additional Amounts will be payable:

          (i)  for or on account of:

               (1) any tax, duty, assessment or other Governmental charge that would not have been imposed but for:

                        (A) the existence of any present or former connection between such Holder or the beneficial owner of such Note and the Republic of Indonesia or The Netherlands, as the case may be, other than the mere acquisition, holding or disposition of such Note or the receipt of payments thereunder, including, without limitation, such Holder or the beneficial owner of such Note being or having been a national, domiciliary or resident of or treated as a resident thereof, being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein; or

                        (B) the presentation of such Note (where presentation is required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

               (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other Governmental charge;

               (3) any tax, duty, assessment or other Governmental charge that is imposed or withheld by reason of the failure of such Holder or the beneficial owner of such Note to comply with a request by the Issuer or the Company addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other Governmental charge; or

               (4)      any combination of items (1), (2) and (3); or

          (ii) with respect to any payment of the principal of, premium, if any, or interest on such Note to such Holder (including a fiduciary or partnership) to the extent that under the laws of the Republic of Indonesia or The Netherlands, as the case may be, some person other than such Holder is required to include such payment in income and such other person would not have been entitled to such Additional Amounts had it been the holder of the Note.

          In the event the Issuer could redeem Notes pursuant to Section 5(b) of the Notes but elects not to so redeem, the Issuer or the Company shall pay such Additional Amounts to the Holders as will result in receipt by such Holder of such amounts that would have been received by such Holder had no withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Notes under the circumstances described in clauses (a) or
(b) above.

          (c) The Issuer or the Company, as the case may be, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands or the Republic of Indonesia or any jurisdiction in which a Paying Agent is located, except those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default.

          (d) Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note or the Guarantee or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where express mention is not made.

          (e) The Issuer and the Company hereby covenant that if the Trustee or any Paying Agent is required by law to make any deduction or withholding or payments of principal of, premium or interest on the Notes or the Guarantee for or on account of any tax, duty, assessment or other Governmental charge, the Issuer, with respect to Additional Amounts payable in connection with the Notes, or the Company, with respect to Additional Amounts payable in connection with the Guarantee, shall:

                        (A) at least 10 Business Days prior to the first payment date on which such deduction or withholding is applicable (and at least 10 Business Days prior to each succeeding payment date or any redemption date or maturity date if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate), deliver to the Trustee and each Paying Agent an Officer's Certificate (A) specifying by country the amount so required to be deducted or withheld on such payment to Holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (B) certifying that the Issuer or the Company, as applicable, shall pay such deduction or withholding;

                        (B) prior to the due date for the payment thereof, pay any such tax, duty, assessment or other Governmental charge, together with any penalties or interest applicable thereto;

                        (C) within 30 days after paying such tax, duty, assessment or other Governmental charge, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority; and

                        (D) pay any Additional Amounts due to Holders any interest payment date, redemption date, purchase date or maturity date to the Paying Agent in accordance with the provisions of this Section.

          The Trustee and each Paying Agent shall be entitled to rely conclusively on the fact that no such Officer's Certificate is delivered to them as evidence that, as the case may be, either no such withholding or deduction is required or that the matters set forth in any prior Officer's Certificate delivered pursuant to this subsection; have not changed.

          Each of the Issuer and the Company, as applicable, hereby covenants to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense properly incurred without negligence, bad faith or willful misconduct on such Person's part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section or the failure of the Trustee or any Paying Agent for any reason (other than its own negligence, bad faith or willful misconduct) to receive on a timely basis any such Officer's Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such tax, duty, assessment or other Governmental charge. Each of the Issuer and the Company, as applicable, shall make available to any Holder requesting the same, evidence that the applicable tax, duty, assessment or other Governmental charge have been paid including furnishing receipts if so requested.

          Any Officer's Certificate required by this Section 4.01 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if received by facsimile by the Trustee and each Paying Agent.

          SECTION 4.02 REPORTS. The Company will provide to the Trustee, and, upon request, the Holders of the Notes, annual financial statements for each fiscal year audited by an internationally recognized independent public accountant, within 180 days after the end of such fiscal year. All such financial statements shall be in English. The Issuer and the Company will also comply with the other provisions of TIA section 314(a).

          SECTION 4.03  LIMITATION ON INDEBTEDNESS

          (a) Neither the Company nor the Issuer shall Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.

          (b) Notwithstanding Section 4.03(a), the Company or the Issuer may Incur the following Indebtedness: (1) Indebtedness pursuant to the Loan Facilities (or any other facility for working capital or general corporate purposes); PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness under all such Loan Facilities then outstanding does not exceed the US$50.0 million; (2) Indebtedness owed to and held by a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company; (3) Indebtedness pursuant to the Senior Notes and the Senior Guarantee,
(4) Indebtedness evidenced by the Exchangeable Notes issued pursuant to the Exchangeable Indenture up to the amounts issued on the Issue Date, and any Guarantees thereof, plus any Exchangeable Notes issued as payment of interest thereon in accordance with the terms thereof, and any Guarantees thereof, less any amounts repaid or retired; (5) Indebtedness evidenced by the Guaranteed Notes up to the amounts issued on the Issue Date; (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3),
(4) or (5) of this paragraph (b)); (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4),
(5), (6) this clause (7) or Section 4.04(b)(v); (8) Hedging Obligations to hedge exposure against fluctuations in interest rates or currency rates in respect of Indebtedness permitted to be Incurred by the Company or the Issuer pursuant to this Indenture; (9) Indebtedness under Commodity Agreements entered into in the ordinary course of the financial management of the Company or the Issuer and not for speculative purposes; (10) Indebtedness pursuant to short term trade letters of credit (and facilities therefor) and short-term trade guarantees, in each case, entered into in the ordinary course of business of the Company or the Issuer, as applicable; (11) Purchase Money Indebtedness the principal amount of which Incurred in any single calendar year shall not exceed US$5.0 million; PROVIDED, HOWEVER, that no Indebtedness may be Incurred pursuant to this clause
(11) to the extent the principal amount thereof would, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, exceed US$10.0 million; and (12) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and the Issuer outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (l) through (11) above or Section 4.03(a)), does not exceed US$20.0 million.

          (c) Notwithstanding the foregoing, neither the Company nor the Issuer shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify (and may later classify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          SECTION 4.04 LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

          (a) Neither the Issuer nor the Company shall permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock; PROVIDED, HOWEVER, that the Issuer may Incur Indebtedness permitted pursuant to Section 4.03(a) or Section 4.03(b).

          (b) Notwithstanding the foregoing Section 4.04 (a) any Restricted Subsidiary other than the Issuer may Incur:

                 (i) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof;

                (ii) Indebtedness or Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving effect thereto, the Company or the Issuer would have been able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 4.03(a);

               (iii) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clauses (i) or (ii)) of this
     Section 4.04(b);

                (iv) Indebtedness under Commodity Agreements entered into in the ordinary course of financial management of such Restricted Subsidiary and not for speculative purposes; and

                 (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clauses (ii) or (iii) or this clause (v) of this Section 4.04(b); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in Section 4.04(b)(ii), such Refinancing Indebtedness shall be Incurred only by such Subsidiary.

          SECTION 4.05  LIMITATION ON RESTRICTED PAYMENTS

          (a) Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company, the Issuer or such other Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company or the Issuer is not able to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a) or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company issued after the Issue Date convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and
(E) US$10.0 million.

          (b) The provisions of Section 4.05(a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); PROVIDED, HOWEVER, that
(A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.05(a)(3)(B); (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted

Payments; and (iv) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed US$0.5 million in any calendar year; PROVIDED FURTHER, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; and
(v) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the Guaranteed Notes.

          SECTION 4.06 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

          . Neither the Company nor the Issuer shall, nor shall the Company permit any other Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or the Issuer, (b) to make any loans or advances to the Company or the Issuer or (c) to transfer any of its property or assets to the Company or the Issuer, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to the Guaranteed Notes, any defeasance trust or the Debt Service Reserve Account; and (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 4.07 LIMITATION ON SALES OF NON-COLLATERAL ASSETS AND SUBSIDIARY STOCK

          (a) Neither the Company nor the Issuer shall, nor shall the Company or the Issuer permit the Issuer or any other Restricted Subsidiary to, make any Asset Disposition that is not a disposition of Collateral, in whole or in part, unless (1) the Company, the Issuer or such other Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the Capital Stock or assets subject to such Asset Disposition (including the value of all non cash consideration), as determined in good faith by an officer (having a title of manager or more senior) of the Company, the Issuer or such other Restricted Subsidiary, in the case of an Asset Disposition involving consideration not greater than US$1.0 million, or by the Board of Directors, in the case of an Asset Disposition involving consideration of more than US$1.0 million, (2) except in the case of an Involuntary Loss, at least 75% of such consideration is in the form of cash or cash equivalents and (3) the Company, the Issuer or such other Restricted Subsidiary, as applicable, complies with the requirements of Sections 4.07(b) below.

          (b) In the case of any Asset Disposition which is not a disposition of Collateral by the Company, the Issuer or any other Restricted Subsidiary, the Company or such Restricted Subsidiary will apply the Net Available Cash from such Asset Disposition (i) first, to the extent such Net Available Cash is required to be so applied, to prepay, repay, redeem or purchase (A) Senior Indebtedness of the Company or (B) unsubordinated

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Indebtedness (other than Disqualified Stock) of the Company or any Restricted
Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company), within 180 days after the later of such Asset Disposition or receipt of the Net Available Cash, (ii) second, to the extent of the balance of Net Available Cash after application in accordance with clause
(i), the Company or such other Restricted Subsidiary may apply such Net Available Cash to acquire (or enter into a legally binding agreement to acquire) Additional Assets within 270 days after the later of such Asset Disposition or receipt of the Net Available Cash; PROVIDED, HOWEVER, that (l) if any such legally binding commitment to acquire Additional Assets is terminated prior to the later of 270 days following such Asset Disposition or 270 days following the receipt of such Net Available Cash, the Company, the Issuer or any other Restricted Subsidiary may, within 90 days following such termination or 270 days following such Asset Disposition or 270 days following the receipt of such Net Available Cash, whichever is latest, acquire (or enter into a single further legally binding commitment to acquire) other Additional Assets, and (2) any legally binding commitment to acquire Additional Assets shall be fully performed within 24 months following such Asset Disposition or the receipt of such Net Available Cash, whichever is later. Any Net Available Cash not applied as provided above shall constitute "Excess Proceeds" and shall be applied in accordance with Section 3.07.

          (c) For the purposes of this Section 4.07 and Section 4.08, the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition shall be deemed to be cash or cash equivalents.

          (d) Pending application of Net Available Cash pursuant to Sections 4.07(b), such Net Available Cash will be invested in Temporary Cash Investments and will not be deposited with the Collateral Agent.

          SECTION 4.08  LIMITATION ON SALES OF COLLATERAL

          (a) ALL COLLATERAL DISPOSITIONS. Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary, directly or indirectly, to, consummate any Collateral Disposition, in whole or in part, unless: (i) other than in the case of an Involuntary Loss, the Company or such Restricted Subsidiary receives consideration at the time of such Collateral Disposition at least equal to the fair market value (including the value of all noncash consideration) of the Collateral subject to such Collateral Disposition, as determined in good faith (A) in the case of a Collateral Disposition involving consideration of US$1.0 million or less, by an officer of the Company having the title of manager or more senior, or (B) in the case of a Collateral Disposition involving consideration of more than US$1.0 million, by the Board of Directors of the Company; (ii) other than in the case of an Involuntary Loss, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and cash equivalents; (iii) any such Collateral Disposition is in compliance with the provisions of Section 12;
(iv) an amount equal to 100% of the Net Available Cash from such Collateral Disposition shall promptly be delivered and pledged by the Company (or such Restricted Subsidiary, as the case may be) to the Collateral Agent for deposit in the Collateral Accounts or, in the case of an Involuntary Loss that does not constitute a Major Collateral Disposition, the Insurance Collateral Account, pending application in accordance with the provisions of Sections 4.08(b), (c) or (d) below, as applicable, in each case in the name and under the sole dominion and control of the Collateral Agent; (v) the Liens of the Security Documents (which shall be first priority perfected Liens) attach to all other property and assets received, and the Company (or such Restricted Subsidiary, as the case may be) shall take such other actions, at the sole expense of the Company or such Restricted Subsidiary, to ensure that the Liens under the Security Documents so attach to such property and assets; and (vi) in the event of a Collateral Disposition that is: (A) a Major Collateral Disposition, the Company (or such Restricted Subsidiary, as the case may be) shall comply with
Section 4.08(b) below; (B) a Collateral Disposition that does not constitute a Major Collateral Disposition and does not result from an Involuntary Loss, the Company (or such Restricted Subsidiary, as the case may be) shall comply with
Section 4.08(c) below; or (C) a Collateral Disposition that does not constitute a Major Collateral Disposition but results from an Involuntary Loss, the Company (or such Restricted Subsidiary, as the case may be) shall comply with Section 4.08(d) below.

          (b) MAJOR COLLATERAL DISPOSITIONS. Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, consummate a Major Collateral Disposition unless, in addition to complying with the provisions set forth in Section 4.08(a) above, (i) the Net Available Cash from such Major Collateral Disposition, other than in the event of a Major Collateral Disposition occurring as a result of an Involuntary Loss, shall be sufficient to prepay all unpaid principal, interest and all other amounts payable in respect of all Secured Indebtedness and (ii) an amount equal to 100% of the Net Available Cash from any such Major Collateral Disposition (including as a result of an Involuntary Loss) is applied (A) first, (x) with respect to Net Available Cash deposited in the Notes Collateral Account, to make an offer to the holders of the Notes to purchase any and all of the outstanding Notes at a purchase price in cash equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, plus any Additional Amounts due thereon or which will become due as a result of the repurchase or otherwise, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in this Section 4.08(b) and (y) with respect to Net Available Cash deposited in the Additional Indebtedness Collateral Account to the extent the Company or any Restricted Subsidiary is so required by the terms of any Secured Indebtedness (other than the Notes and the Guarantee), to prepay, repay, redeem or repurchase such Secured Indebtedness; and (B) second, to the extent of the balance of such Net Available Cash, after application in accordance with clause (A) and, to the extent the Company elects, to replace any assets or property or to purchase properties, assets or rights to be used in the business of the Company and owned by the Company, provided that such property, assets or rights shall become subject to the Liens of the Security Documents (which shall be first priority perfected Liens unless otherwise contemplated by the Security Documents) and shall become Collateral governed by the Collateral Agency Agreement. Any Net Available Cash not applied pursuant to clause (A) or
(B) shall remain in the Collateral Accounts except as provided in Section 4.08(c) below. The Issuer will be required to purchase all Notes tendered pursuant to an offer by the Issuer under this Section 4.08(b) other than in the event of an offer resulting from an Involuntary Loss, in which case, the Issuer will be required to purchase Notes from all holders that tender their Notes, in each case in accordance with the procedures (including, in the event of an offer resulting from an Involuntary Loss, prorating in the event of oversubscription) set forth in this Section 4.08(b).

          Within 30 days following any Major Collateral Disposition, unless notice of redemption of the Notes has been given pursuant to Section 3 of the Notes, the Issuer shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Major Collateral Disposition has occurred and that such Holder has the right to require the Issuer to purchase (the "MCD OFFER") such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date) plus any Additional Amounts then due or which will become due as a result of the repurchase or otherwise; (2) the circumstances and relevant facts regarding such Major Collateral Disposition (including information with respect to the Collateral disposed of, the circumstances surrounding such disposal and the intended use of the Net Available Cash (including the identification of any Additional Assets to be purchased), if any, after repurchasing all Notes tendered) in each case in reasonable detail; (3) the repurchase date (the "MCD PURCHASE DATE") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and (4) the instructions, as set forth below, determined by the Issuer, consistent with this Section 4.08(b), that a Holder must follow in order to have its Notes purchased.

          Not later than the date upon which written notice of a Major Collateral Disposition is delivered to the Trustee, the Issuer shall deliver to the Trustee an Officer's Certificate as to (i) the amount of Net Available Cash from such Major Collateral Disposition available to purchase Notes, including principal and interest (the "MCD OFFER AMOUNT") and (ii) the compliance of the allocation of Net Available Cash from such Major Collateral Disposition with the provisions of Sections 4.08(a) and (b). On such date, the Issuer shall also irrevocably deposit with the Trustee cash and Temporary Cash Investments maturing on or prior to the MCD Purchase Date (or direct the Trustee to apply Trust Monies in accordance with Section 13.02) in an amount equal to the MCD Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the MCD Offer remains open (the "MCD OFFER PERIOD"), the Issuer shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer. The Trustee shall, on the MCD Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. Any unused funds deposited by the Issuer (but not Trust Monies) shall be delivered by the Trustee to the Issuer immediately after expiration of the MCD Offer Period. Any unused Trust Monies shall be redeposited with the Collateral Agent in the Notes Collateral Account.

          Holders electing to have a Note (or any portion thereof) purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five Business Days prior to the MCD Purchase Date. Holders will be entitled to withdraw their election, in whole or in part, if the Trustee or the Issuer receives, not later than three Business Days prior to the MCD Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or any portion thereof) which was delivered for purchase by the Holder and a statement, as applicable, that (x) such Holder is withdrawing, in its entirety, such Holder's election to have such Note (or any portion thereof) purchased or (y) such Holder is withdrawing, in part, such Holder's election to have such Note (or any portion thereof) purchased and specifying the amount of such Note to be purchased. If, at the expiration of the MCD Offer Period, the aggregate principal amount of Notes surrendered by Holders exceeds the MCD Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer will also deliver an Officer's Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Note (or any portion thereof) shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. All Notes delivered to the Trustee shall be canceled upon completion of the purchase.

          Each of the Issuer and the Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase or redemption of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with provisions relating to the MCD Offer, each the Issuer and the Company will comply with the applicable laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

          (c) VOLUNTARY NON-MAJOR COLLATERAL DISPOSITIONS. Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, consummate a Collateral Disposition that does not constitute a Major Collateral Disposition and that does not result from an Involuntary Loss unless, in addition to complying with the provisions set forth in paragraph (a) above, an amount equal to 100% of the Net Available Cash from such Collateral Disposition shall be applied, to the extent the Company elects, to replace any assets or property that were the subject of such Collateral Disposition or to acquire properties, assets or rights to be used in the business of the Company and owned by the Company (such replacement assets or property and such properties, assets or rights to be acquired being hereinafter referred to as the "NEW COLLATERAL ASSETS") within 18 months from the later of the date of such Collateral Disposition or the receipt of such Net Available Cash, provided such New Collateral Assets shall become subject to the Liens of the Security Documents (which shall be first priority perfected Liens) and shall become Collateral governed by the Collateral Agency Agreement; PROVIDED, HOWEVER, that if the Net Available Cash from such Collateral Disposition, when aggregated with all the Excess Collateral Proceeds on deposit in the Collateral Accounts, exceeds US$10.0 million, the Issuer shall be required to make an offer pursuant to paragraph (e) of this covenant; PROVIDED FURTHER, however, that (A) such offer will not be required to be made if the Issuer delivers to the Trustee and the holders of the Notes an Officer's Certificate within 30 days after such Collateral Disposition certifying: (1) that the Issuer has identified New Collateral Assets to be acquired (together with a description thereof), (2) that delivery of such New Collateral Assets will be taken, and completion of the purchase of such New Collateral Assets will occur, within 180 days after the date of such Officer's Certificate, (3) the amount of Net Available Cash to be used to purchase such New Collateral Assets and (4) that such amount of Net Available Cash so to be used would reduce the Excess Collateral Proceeds in the Collateral Accounts to less than US$l0.0 million; and (B) the completion of the purchase of such New Collateral Assets shall take place on or before the 180 day period specified in such certification. Any Net Available Cash not applied as provided above in this paragraph (c) shall constitute "Excess Collateral Proceeds" and shall be applied in accordance with Section 3.07.

          (d) INVOLUNTARY NON-MAJOR COLLATERAL DISPOSITIONS. In the event of a Collateral Disposition that does not constitute a Major Collateral Disposition but results from an Involuntary Loss, an amount equal to 100% of the Net Available Cash from such Collateral Disposition shall be applied from the Insurance Collateral Account to the extent the Company elects, to repair or replace any assets or property that are the subject of such Involuntary Loss within 18 months after the occurrence of such Involuntary Loss; PROVIDED, HOWEVER, that such 18 month period may be extended for an additional 365 days upon delivery to the Trustee of an Officer's Certificate certifying that the Company shall use such proceeds to repair or replace such assets or property during such subsequent 365 day period; PROVIDED FURTHER, however, that all other holders of Secured Indebtedness permit such extension of time and permit such Net Available Cash to be used for such purpose. Any Net Available Cash not applied as provided above in this subsection (d) shall constitute Excess Collateral Proceeds and shall be applied in accordance with Section 3.07.

          The Collateral Agency Agreement provides that Net Available Cash in the Insurance Collateral Account will constitute Excess Collateral Proceeds upon the earliest of (i) receipt by the Collateral Agent of a Notice of Actionable Default; (ii) the occurrence of a Foreclosure Event (as defined in the Collateral Agency Agreement); and (iii) the last day of the period permitting such Net Available Cash to be applied in the repair or replacement of assets or property as such period is permitted to be extended.

          (e) To the extent not otherwise applied pursuant to this Section 4.08, Net Available Cash on deposit in the Notes Collateral Account will be released from the Liens of the Security Documents when all principal, interest and other amounts, if any, due on the Notes has been paid in full or released to the Trustee as set forth in Article 13.

          SECTION 4.09  LIMITATION ON AFFILIATE TRANSACTIONS

          (a) Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company, (an "AFFILIATE TRANSACTION") unless the terms thereof
(1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of US$1.0 million, (i) are set forth in writing and (ii) have been approved by the Board of Directors of the Company and
(3) in addition, if such Affiliate Transaction involves as amount in excess of US$5.0 million, have been determined by an internationally recognized investment banking firm or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of international reputation, to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
(iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed US$l.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) the payment of fees for management services provided in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed US$1.0 million in the aggregate in any calendar year, (viii) the Company from performing its obligations under the Propylene Supply Agreement; PROVIDED that any amendment to the Propylene Supply Contract complies with the provisions of Section 4.09(a) (1) and (a) (2) (i) and
(ii) above, and (ix) the Company from entering into agreements to sell polypropylene in the ordinary course of business and consistent with past practices; PROVIDED that any such agreement complies with the provisions of clause (a) (1) above; PROVIDED FURTHER that if a Change of Control has occurred, any such agreement complies also with the provisions of Section 4.09(a) (2) (ii) above.

          SECTION 4.10  CHANGE OF CONTROL

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date) plus any Additional Amounts then due or which will become due as result of the repurchase or otherwise, in accordance with the terms contemplated in Section 4.10(b) below.

          (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date) plus any Additional Amounts then due or which will become due as a result of the repurchase or otherwise; (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuer, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.

          (c) On or before the purchase date, the Issuer shall irrevocably deposit with the Trustee or with a paying agent in cash or Temporary Cash Investments maturing on or prior to the purchase date in an amount equal to the purchase price plus accrued and unpaid interest, if any, be held for payment in accordance with the provisions of this Section 4.10. Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election in whole or in part if the Trust or the Issuer receives, not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase to the Holder, the certificate number of such Note and a statement that (x) such Holder is withdrawing, in its entirety, such Holder's election to have such Note (or any portion thereof) purchased or (y) such Holder is withdrawing, in part, such Holder's election to have such Note (or any portion thereof) purchased and specifying the amount of such Note to be purchased.

          (d) On the purchase date, the Issuer shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accept by the Issuer. The Trustee shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Issuer immediately after the end of the payment date.

          (e) Each of the Company and the Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, each of the Company and Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

          SECTION 4.11 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. Neither the Company nor the Issuer shall sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and the Company shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except
(i) to the Company or a Wholly Owned Subsidiary or (ii) if, immediately after giving effect to such issuance, sale or other disposition, the Company and its Restricted Subsidiaries would own less than 20% of the Voting Stock of such Person that was a Restricted Subsidiary and have no greater economic interest in such Restricted Subsidiary.

          SECTION 4.12  LIMITATION ON LIENS AND PARI PASSU INDEBTEDNESS

          (a) Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind upon any of the Collateral, or right, title or interest thereto, except for Permitted Liens.

          (b) Notwithstanding Section 4.12(a), the Company and the Issuer will have the right from time to time to Incur Liens on the Collateral to secure Additional Indebtedness on an equal and ratable basis with the Notes and the Guarantee provided that (i) the proceeds of such Additional Indebtedness are promptly used to finance the acquisition of a Qualified Project by the Company or a Restricted Subsidiary (or to Refinance Additional Indebtedness used for such purpose), (ii) such Additional Indebtedness with respect to such Qualified Project Incurred or to be Incurred does not exceed 75% of the lesser of (x) the Estimated Project Costs with respect to such Qualified Project and (y) the fair market value determined by an Independent Appraiser of the additional Collateral provided by such Qualified Project (or, if greater, of the increase in the fair market value of the Collateral taken as a whole as a result of such Qualified Project), (iii) after giving PRO FORMA effect to such Incurrence, the Company or the Issuer would be permitted to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a), (iv) such Additional Indebtedness will state by its terms that it will be expressly subordinated to the Notes and the Guarantee until such time as the existing registered security deed shall be increased (but not decreased) by an amended or substitute security deed in an amount that equals or exceeds (1) the aggregate principal amount of Additional Indebtedness to be Incurred plus (2) an amount representing 12 full months of interest payments with respect to the Additional Indebtedness with respect to such Qualified Project (calculated on the basis of then current applicable rates), PROVIDED that, to the extent such Additional Indebtedness is being Incurred to Refinance a Qualified Project, such amount shall be increased only to reflect any increased interest rates applicable to such Additional Indebtedness, (v) the first priority perfected Lien of the Security Deed shall continue in full force and effect uninterrupted and continuously at all times, (vi) the real property rights, improvements, moveable assets and other assets comprising the Qualified Project, and rights relating to insurance proceeds with respect to the Qualified Project, shall become a part of the Collateral and be subject to the Liens of the Security Documents (which shall be first priority perfected Liens), (vii) the conditions precedent to the Incurrence of such Indebtedness in the Collateral Agency Agreement are satisfied, (viii) all other amendments necessary, in the Opinion, of Counsel to be delivered pursuant to clause (x) below, shall have been made to cause the Security Documents to continue to be first priority perfected Liens, (ix) with respect to Indebtedness Refinanced, the holders of the Indebtedness so Refinanced release their interest in the Collateral to the extent of such Refinancing, (x) no Default or Event of Default shall have occurred and be continuing or would result from such Incurrence of Additional Indebtedness and the Company shall deliver to the Trustee (A) a written Board of Directors' resolution authorizing the Incurrence of the Additional Indebtedness, (B) an Officer's Certificate that the conditions set forth in clauses (i) through (x) have been met and (C) an Opinion of Counsel, in form and substance satisfactory to the Trustee with respect to those matters referred to in clauses (v), (vi) and (vii) above.

          SECTION 4.13 LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.12, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section 4.07. Notwithstanding anything contained in this Section 4.13, neither the Company nor the Issuer will, nor will the Company or the Issuer permit any other Restricted Subsidiary to, enter into, guarantee or otherwise become liable with respect to, any Sale/Leaseback Transaction involving Collateral.

          SECTION 4.14  LIMITATION ON ISSUER ACTIVITIES

          . The Issuer will, not engage in any business activity or undertake any other activity, except any activity relating to the offering, sale or issuance of Indebtedness or the lending or otherwise advancing the proceeds thereof to the Company or any Restricted Subsidiary and any other activities reasonably incidental thereto.

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          SECTION 4.15  KEEPWELL COMMITMENT

          . The Company and the Issuer shall, prior to or on the Issue Date, amend and restate the existing Keepwell Commitment (the "KEEPWELL") between the Company and the Issuer, which shall remain in force for so long as any Note or Senior Note remains outstanding under this Indenture or the Senior Indenture, regarding which agreement the Issuer shall, for the benefit of the Trustee and the Noteholders, use its reasonable best efforts to enforce its rights against the Company under the Keepwell.

          SECTION 4.16  AMENDMENTS TO SECURITY DOCUMENTS

          . Neither the Company nor the Issuer shall, nor shall the Company permit any Restricted Subsidiary to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents, the Pledge Agreement or the Collateral Agency Agreement in any way that would be adverse to the holders of the Notes.

          SECTION 4.17  LIMITATION ON COMPANY'S BUSINESS

          . The Company will not, and will not permit any of its Restricted Subsidiaries (other than the Issuer) to, directly or indirectly, engage in any business other than the manufacture, production, processing, marketing, distribution and sale (or activities or related processes reasonably incident thereto) of petrochemical products or any material produced by or in connection with such activities.

          SECTION 4.18  INSURANCE

          . The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on the Collateral and substantially all of its other insurable property, in such amounts and against such risks as is normally carried by corporations engaged in the same or similar businesses in the Republic of Indonesia as the Company. All such policies shall only be subject to deductibles and exclusions which are typical for similarly situated companies.

          SECTION 4.19  TAXES

          . The Company and the Issuer will and the Company will cause its Subsidiaries to pay and discharge when due and payable all taxes imposed on it or on its income or profits or on any of its properties except such taxes as are being contested in good faith in appropriate proceedings, and to remit to the relevant authority any taxes required to be withheld or deducted from payments made with respect to the Notes or the Guarantee.

          SECTION 4.20  BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS

          (a) The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, concessions, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business (including the Collateral) substantially in the manner proposed to be conducted and operated; comply in all material respects with all material applicable laws, rules, regulations and statutes (including environmental laws and zoning and building ordinances, codes, approvals, any building permits or any restrictions of record or agreement affecting the Real Property Collateral) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business (including the Collateral) and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (b) (i) The Company shall comply with all requirements to file particulars of its offshore borrowings (including the Guarantee and the borrowing by the Company of the proceeds of the sale of the Notes from the Issuer) with initially the Minister of Finance, Bank Indonesia and the Team for the Coordination of the

                                       37
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Management of Offshore Commercial Loans (the "PKLN TEAM") and to report to each such Person on a monthly basis with respect to such borrowings the Company's or the Issuer's business or properties including the Collateral) and would not affect the enforceability of the Securities, this Indenture, the Collateral Agency Agreement and the Security Documents.

                (ii) In the event the Issuer or the Company does not make all necessary filings with Bank Indonesia, the Ministry of Finance and the PKLN Team with respect to the Guarantee or the borrowing from the Issuer, the Company shall cause, and hereby irrevocably authorizes, the Collateral Agent to make such filings on its behalf, and if at any time the Collateral Agent is unwilling or unable to make such filings, the Company shall promptly authorize and cause such other Person to make such filings on its behalf. The Company shall deliver or cause to be delivered all necessary information and evidence of due compliance with the filing requirements described above to the Trustee.

          (c) The Company shall, and shall cause any Restricted Subsidiary which owns Collateral to, maintain good and marketable title to the Plant and Qualified Projects, in all material respects. The Company shall, and shall cause any Restricted Subsidiary which owns Collateral to refrain from impairing the Collateral in any material respect.

          SECTION 4.21 CORPORATE EXISTENCE. Subject to Article 5 hereof, each of the Issuer and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and its Subsidiaries and the rights (charter and statutory), registrations, licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license, registration or franchise or the corporate, partnership or other existence of any such Subsidiary (other than the Issuer), if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; PROVIDED FURTHER, that, if such Subsidiary has more than a de minimus amount of assets, a majority of the Company's directors shall be required to make a determination to the foregoing effect.

          SECTION 4.22  INSPECTION

          . The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Collateral Agent and the Trustee (a) to inspect and obtain copies of all records and documents relating to the properties of the Company or its Subsidiaries constituting Collateral and Moveable Assets (b) to visit and inspect the properties of the Company or its Subsidiaries constituting Collateral and Moveable Assets, and any or all books, records and documents in the possession of the Company relating to the Collateral and Moveable Assets, and to make copies and take extracts therefrom and to visit and inspect the Collateral, the Moveable Assets and the Plant, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          SECTION 4.23  COMPLIANCE CERTIFICATE

          . The Issuer and the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate (at least one of the signers of which is the principal executive officer, principal financial officer or principal accounting officer) stating that, in the course of the performance by the signers of their duties as Officers of the Issuer or the Company, as applicable, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period and as to compliance with the conditions and covenants of this Indenture (for purposes of this paragraph, compliance shall be determined without regard any period of grace or requirement of notice under this Indenture). The Issuer and the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer or the Company is taking or proposes to take in respect thereof.

          SECTION 4.24  FURTHER INSTRUMENTS AND ACTS

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          . Upon request of the Trustee, the Issuer and the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.25 MANAGEMENT OF THE COMPANY. The Company shall not change any member on the Company's Board of Directors or Board of Commissioners who was appointed by the Majority Shareholder without the consent of the holders of a majority of the aggregate principal amount of the Notes and the Senior Notes then outstanding, voting as a single class.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

          SECTION 5.01  WHEN COMPANY MAY MERGE OR TRANSFER ASSETS

          (a) Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person at any time after December 15, 2005. In addition to the restrictions imposed by the previous sentence, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) there has not been an Event of Default at any time after December 15, 2005; (ii) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the Republic of Indonesia, and the Successor Company (if not the Company) shall expressly, assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, including the obligations under this Indenture, the Guarantee, the Collateral Agency Agreement and the Security Documents; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing (or would result therefrom); (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a); (v) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;
(vi) the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain, or loss for United States Federal income tax purposes as a result of such transaction, and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case as if the transaction had not occurred and there will be no additional Indonesian Withholding Taxes and no Withholding Taxes of any other jurisdiction imposed on any payments made pursuant to the Notes or the Guarantee; and (vii) each of the Company and the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and this Indenture (including the Guarantee), the Collateral Agency Agreement, the Security Documents, and the Notes remain and will be in full force and effect against all applicable parties and the Lien of the Security Documents (which shall be a first priority perfected Lien unless otherwise contemplated by the Security Documents) with respect to the Collateral continues in full force and effect.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power, of the Company under this Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Securities.

          (b) The Issuer shall not consolidate or merge with or into any other Person, or convey, transfer or lease all or substantially all its assets to any other Person and all of its outstanding Capital Stock shall at all times be

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owned by the Company free and clear of all Liens; provided the limitation in this sentence shall not apply from and after the time the Company assumes the Issuer's obligations pursuant to Section 5.02.

          SECTION 5.02  ASSUMPTION BY COMPANY OF ISSUER'S OBLIGATIONS

          (a) The Company may, at its option, assume the obligations of the Issuer as obligor under the Notes and this Indenture, PROVIDED that:

                 (i) the Company expressly assumes such obligations by an indenture supplemental hereto, in the form satisfactory to the Trustee, executed and delivered to the Trustee;

                (ii) the Company expressly agrees to pay in such supplemental indenture the Additional Amounts pursuant to Section 4.01(b) substituting, where applicable, "the Republic of Indonesia" for each reference to "The Netherlands or the Republic of Indonesia";

               (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                (iv) the Company shall have delivered to the Trustee an Officer's Certificate stating that such assumption and such supplemental indenture comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transactions have been complied with and an Opinion of Counsel or tax consultant of recognized standing to the effect that Noteholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such assumption and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such assumption had not occurred. The Trustee shall accept such Officer's Certificate Opinion of Counsel (and shall be held harmless with respect thereto) as conclusive evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

          (b) In the event of such an assumption, in lieu of the Issuer's redemption option set forth under Section 5(b) of the Notes, the Company shall have the option to redeem the Notes outstanding as a whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice to the Holders (which shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued interest to the date fixed by the Company for redemption, and all Additional Amounts then due and which will become due as a result of the redemption or otherwise, if the Company determines and certifies to the Trustee in an Officer's Certificate immediately prior to giving such notice that as a result of any change in, or amendment to, the laws or treaties (or any regulations or rules promulgated thereunder) of Indonesia (or any political subdivision or taxing authority of Indonesia) affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding judgment, or order by a court of competent jurisdiction) which change, amendment, application or interpretation is proposed and becomes effective on or after the date the Company assumes the obligations of the Issuer pursuant to this Section 5.02, with respect to any payment due or to become due under the Notes or this Indenture, the Company is, or on the next interest payment date would be, required to deduct or withhold any taxes, duties, assessments or other Governmental charges whatsoever imposed of Indonesia (or any political subdivision or taxing authority thereof or therein) at a rate in excess of the greater of 20% and the rate in effect on the date of the assumption (calculated without giving effect to any reduction of the rate of taxes, duties, assessments or other Governmental charges available under any tax treaty which Indonesia is a party) and such taxes in excess of greater of 20% and the rate in effect on the date of the assumption cannot be avoided by the use of reasonable means available to the Company. No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment with respect to any Note were then due. The provisions of Article 3 shall be applicable to any redemption hereunder and are incorporated mutatis mutandis herein. Any Notes that are redeemed will be canceled.

          (c) Upon any assumption pursuant to Section 5.02 (a), the Company shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Issuer shall be released from its liability as obligor under the Notes and this Indenture.

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

          (d) In the event of such assumption, the Holders of the Notes shall be notified by the Issuer and the Company in accordance with article 156, paragraph 1 of Book 6 of The Netherlands Civil Code.

          SECTION 5.03 ISSUER REINCORPORATION AND OTHER ACTIONS. In the event the Issuer reincorporates or changes its principal place of business, the Company shall pay all amounts of principal and interest with respect to the Notes without deduction or withholding for any and all taxes, duties, assessments other Governmental charges whatsoever imposed by Indonesia (or any political subdivision or taxing authority of Indonesia), or by any other taxing authority of any other jurisdiction that are attributable to (i) a change in the Issuer's principal place of business or (ii) a reincorporation of the Issuer, or, if such deduction or withholding is required, the Company will pay such Additional Amounts in respect of payments of principal of, and interest on, the Notes as may be necessary in order that the net amounts received by holder of the Notes, after such withholding or deduction, shall equal the respective amounts of principal, interest, redemption price, purchase price, and premium that would have been receivable in respect of the Notes in the absence of such withholding or deduction, calculated in the same manner as, and subject to exceptions of the type described in Section 4.01(b)(i). Prior to any such Issuer reincorporation or change in principal place of business, pursuant to the foregoing, the Company shall deliver to the Trustee an opinion of an independent tax counsel or tax consultant of recognized standing to the effect that (i) foregoing conditions will be satisfied and (ii) the holder will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Issuer reincorporation or change in principal place of business, and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case in such Issuer reincorporation or change in principal place of business had not occurred. The Trustee shall accept such opinion as conclusive evidence of the satisfaction of the conditions precedent described above.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs with respect to the Securities if:

          (a) the Company or the Issuer fails to make any payment of interest or any Additional Amounts on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Company or the Issuer fails to (i) make the payment of the principal on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (c) any Change of Control of the Company after December 15, 2005;

          (d) the Company or the Issuer fails to comply with any of its agreements in any Senior Note or the Senior Indenture and in each case such failure continues for 60 days after notice is given as provided in the Senior Indenture of the Issuer or the Company fails to give notice as provided in the Senior Indenture;

          (e) the Company or the Issuer fails to comply with the provisions of
Section 5.01;

          (f) (A) the Company or the Issuer fails to comply with the provisions of Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 (other than a failure to purchase Notes), 4.08 (other than a failure to purchase Notes), 4.09, 4.10 (other than a failure to purchase Notes), 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 or
4.19 or (B) the Company or the Issuer fails to comply with the provisions of
Section 12.04, 12.05 or 12.07, and, in the case of clause (A) or (B), such failure continues for 30 days after notice is given as provided below or the Issuer or the Company fails to give the notice as provided below;

          (g) the Company or the Issuer fails to comply with any of its agreements in any Note or the Guarantee or this Indenture (other than those referred to in (a), (b), (c) (e) or (f) above) and in each case such failure continues for 60 days after notice is given as provided below or the Issuer or the Company fails to give notice as provided below;

                                       41
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          (h) Indebtedness of the Company, the Issuer or any Significant
Subsidiary, other than the Senior Notes is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds US$5.0 million or its foreign currency equivalent at the time;

          (i) (1) the Company, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, including seeking a moratorium on the payment of indebtedness; (B) consents to the entry of an order relief against it in an involuntary bankruptcy case; (C) consents to the appointment of a Custodian for it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or (2) a court competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company, the Issuer or any Significant Subsidiary in involuntary case; (B) appoints a Custodian of the Company, the Issuer or any Significant Subsidiary or for any substantial part of the property of any of them; (C) orders the winding up or liquidation of the Company, the Issuer or any Significant Subsidiary; or (D) any similar relief is granted under any foreign laws and, in the case of each of clauses (2)(A),
(B) (C) or (D), the order or decree remains unstayed and effect for 60 days;

          (j) any judgment or decree for the payment of money in excess of US$5.0 million, or its foreign currency equivalent at the time, is rendered against the Company, the Issuer or a Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and such judgment or decree is not discharged, waived or stayed within 10 days after notice is given as provided below or the Issuer of the Company fails to give notice as provided below;

          (k) the Guarantee ceases to be in full force or effect (other than in accordance with the terms of such Guarantee), or the Company denies or disaffirms its obligations under its Guarantee; or

          (l) (A) the security interests under the Security Documents or the Collateral Agency Agreement shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any security interest created thereunder shall be declared invalid or unenforceable, or the Company or the Issuer shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable or (B) the Collateral Agent ceases to have first priority perfected security interests in the Moveable Assets Collateral, the Proceeds Collateral, the Real Property Collateral (from and after the registry of the Security Deed) or the Assigned Rights;

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state or Indonesia law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (e), (f), (g), or (j) will not constitute an Event of Default until the Trustee or the Holders at least 25% in principal amount of the Notes notify the Company of the Default and the Issuer or the Company, as the case may be, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Issuer and the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (e), (f), (g), or (j), its status and what action the Issuer and the Company are taking or propose to take with respect thereto.

          SECTION 6.02  ACCELERATION

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          . If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, the Company and the Collateral Agent, or the Holders of at least 50% in principal amount of the Notes by notice to the Issuer, the Company and the Trustee (who shall promptly notify the Collateral Agent), may declare the principal of, accrued but unpaid interest on and any Additional Amounts then due or which will be due on all the Notes to be due and payable. Upon such a declaration, such principal, interest and Additional Amounts shall be due and payable. In an Event of Default specified in Section 6.01(h) occurs and is continuing, the principal of, interest and Additional Amounts on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Upon any acceleration pursuant to this paragraph (but not otherwise) the Trustee may deliver a Notice of Actionable Default with respect to the Notes to the Collateral Agent in accordance with the Collateral Agency Agreement. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences, including the delivery of the Notice of Actionable Default, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except any Event of Default with respect to nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03  OTHER REMEDIES

          . If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (including without limitation, the giving of any notice and the taking of any action contemplated be the Collateral Agency Agreement) to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes for this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. The exercise of any remedy by the Trustee and the Holders expressly limited by the terms of the Collateral Agency Agreement.

          SECTION 6.04  WAIVER OF PAST DEFAULTS

          . The Holders of a majority in principal amount of the Securities may by notice to the Trustee waive an existing Default and its consequences with respect to the Securities, except (i) a Default in the payment of the principal of or interest on any Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05  CONTROL BY HOLDERS

          . The Holders of at least a majority in principal amount of the Notes then outstanding may direct the time, method a place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes including directing the Trustee to take any action or exercise any power permitted to the Trustee under the Collateral Agency Agreement. However, the Trustee may refuse to follow any direction that conflicts with applicable law, this Indenture, the Security Documents or the Collateral Agency Agreement or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of the Securities or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Section, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action, including any necessary indemnity which must be provided to the Collateral Agent under the Collateral Agency Agreement.

          SECTION 6.06  LIMITATION ON SUITS

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          . Except to enforce the right to receive payment of principal, premium or Additional Amounts, if any, or interest when due, a Noteholder may not pursue any remedy with respect to this Indenture, the Collateral Agency Agreement, the Security Documents, or the Notes unless:

                   (1) such Holder gives to the Trustee written notice stating that an Event of Default with respect the Notes is continuing;

                   (2) the Holders of at least 50% in principal amount of the Notes outstanding make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

                   (4) the Trustee does not comply with the request within 60 days after receipt of the notice, and the offer of security or indemnity; and

                   (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a written direction inconsistent with the request during such 60-day period.

                   A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

          . Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If a Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Company for the whole amount of principal and interest remaining unpaid (together with interest on overdue principal and premium if any, and on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM

          . The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company or the Issuer or their respective creditors or property and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, an any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10  PRIORITIES

          . If the Trustee collects any money or property pursuant to this
Article 6, or receives a distribution from the Collateral Agent pursuant to the Collateral Agency Agreement and an Event of Default has occurred and is continuing, it shall pay out money or property in the following order, subject to the Collateral Agency Agreement:

          FIRST:        to the Trustee for amounts due under Section 7.07;

          SECOND:       to Noteholders for amounts due and unpaid on the Notes
     for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD:        to the Company.

          The Trustee may fix a record date and payment date of for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee, and publish pursuant to Section 15.02, a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11  UNDERTAKING FOR COSTS

          . In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

          SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS

          . Each of the Company and the Issuer (to the extent they may lawfully do so) shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which, as applicable may affect the covenants or the performance of this Indenture, the Guarantee, the Collateral Agency Agreement or any other Security Document; and each of the Company and the Issuer (to the extent they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein or therein granted to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01  DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing, the Trust shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture, the Collateral Agency Agreement or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02  RIGHTS OF TRUSTEE

          . Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented the proper person. The Trustee need not investigate any fact or matter stated in the document:

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of it selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture, the Collateral Agency Agreement, the Security Documents, the Notes and the Guarantee shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken, by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (j) The Trustee shall have no duty to determine whether to file, perfect or record or maintain filed, perfected or recorded any document or instrument hereunder.

          SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE

          . The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04  TRUSTEE'S DISCLAIMER

          . The Trustee shall not be responsible for and makes no representation to the validity or adequacy of this Indenture, the Collateral, the Guarantee, or the Notes, it shall not be accountable for the Issuer's or the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Company in this Indenture or in any document issue in connection with the sale or issuance of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for monitoring the compliance of the Collateral Agent with its duties hereunder or under the Collateral Agency Agreement, and shall not be liable for negligence or non-feasance by the Collateral Agent.

          SECTION 7.05  NOTICE OF DEFAULTS

          . If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder and publish in accordance with Section 15.02 notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or interest or Additional Amounts on, any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

          SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS

          . Within 60 days after each December 15, beginning with December 15, 2002, the Trustee shall mail to each Holder a brief report dated as of December 15 that complies with TIA Section 313(a) if and to the extent required be such Section. The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07  COMPENSATION AND INDEMNITY

          . The Issuer and the Company jointly and severally shall pay to the Trustee (and any co-trustee appointed pursuant to and in accordance with Section 7.12) from time to time compensation for its services as shall be agreed to from time to time between the Company and the Trustee (or such co-trustee, as the case may be) in connection with the administration and execution of this Indenture and any amendments thereto. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Company, jointly and severally, shall reimburse the Trustee upon request (and shall be jointly and severally liable therefor) for all out-of-pocket expenses properly incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and the Company shall indemnify the Trustee (which for purposes of this Section 7.07 shall include its directors, officers, employees and agents) and shall be jointly and severally liable therefor against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under the Collateral Agency Agreement. The Trustee shall notify the Issuer and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Issuer and the Company shall not relieve the Issuer or the Company of their obligations hereunder. The Issuer and the Company shall defend the claim and the Trustee may have separate counsel and the Issuer and the Company shall pay the fees and expenses of such counsel. The Issuer and the Company need not reimburse the Trustee for any expense, or indemnify the Trustee against, any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Issuer's and the Company's payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Company's and the Issuer's payment obligations pursuant to this
Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. Without limiting any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) with respect to the Company or the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08  REPLACEMENT OF TRUSTEE

          .

          (a) The Trustee may at any time resign with respect to the Notes by giving 30 days written notice of such resignation to the Issuer and the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the registry books of the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to Notes by written instrument, in duplicate, executed by order of the director of the Issuer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to each successor trustee (provided that there shall be only one Trustee with respect to the Notes except as provided in
Section 7.12). If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall have occurred:

                   (1)  the Trustee fails to comply with Section 7.10;

                   (2)  the Trustee is adjudged bankrupt or insolvent;

                   (3) a receiver or other public officer takes charge of the Trustee or its property; or

                   (4)  the Trustee otherwise becomes incapable of acting;

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

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of the Issuer's board of directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to each successor trustee, or, subject to the provisions of Section 6.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee or trustees.

          (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.08(e).

          (e) In the case of the appointment hereunder of a successor trustee, any successor trustee so appointed as provided in this Section 7.08 shall execute, acknowledge deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligation of its predecessor hereunder, with like effect as if originally named as trustee herein; nevertheless, on the written request of the Issuer or of the successor trustees the trustee ceasing to act shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing in order to more fully and certainly vest in and confirm to such successor trustee all such rights, powers and trusts referred to in the two preceding sentences. Any trustee ceasing to act shall, nevertheless retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.07.

          No successor trustee shall accept appointment as provided in this
Section 7.08 unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of Section 7.10.

          Upon acceptance of appointment by a successor trustee as provided in this Section 7.08, the Issuer shall mail notice of the succession of such trustee hereunder to all Holders as the names and addresses of such Holders appear on the registry books of the Issuer. If the Issuer fails to mail such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

          (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Issuer's and Company's obligations under Section 7.07 shall continue the benefit of the retiring Trustee.

          SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such case such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. Subject to the provisions of the penultimate paragraph thereof, the Trust shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b) (1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth TIA Section 310(b)
(1) are met.

          SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sectiion 311(a) to the extent indicated.

          SECTION 7.12  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

          (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Trustee acting jointly shall have the power to execute and deliver and shall execute and deliver all instruments necessary to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Collateral, or separate trustee or separate trustees of any part of the Collateral, to vest in such person or persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Issuer and the Trustee may consider necessary or desirable hereunder or under the Collateral Agency Agreement or the Security Documents. If the Issuer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Default or Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility under Section 7.10 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.08.

          (b) Every separate trustee and co-trustee shall to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder or under the Collateral Agency Agreement or any Security Document shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder, under the Collateral Agency Agreement or any Security Document) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performer singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Issuer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and, to the extent applicable, the Collateral Agency Agreement and the Security Documents. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and, to the extent applicable, the Collateral Agency Agreement and the Security Documents, specifically including every provision hereof thereof relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Issuer and the Company.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee (subject to the Trustee's consent), its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture and, to the extent applicable, the Collateral Agency Agreement and the Security Documents, on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee; PROVIDED, HOWEVER, that the Trustee shall not be obligated to act outside the United States.

          SECTION 7.13 NO DUTY TO OPERATE. Nothing in this Indenture or any agreement, document, certificate or other instrument shall at any time be deemed to constitute the Trustee as the owner or the operator of, or as being responsible for, or as requiring the Trustee to build, or operate, manage or control the Plant.

          SECTION 7.14  OTHER MATTERS RELATED TO THE COLLATERAL AGENCY AGREEMENT

          .

          (a) The Trustee shall have no obligation (i) to instruct or direct the Collateral Agent take any action under or in connection with the Collateral Agency Agreement or any Security Document or (ii) to give any consent or exercise any discretion under or in connection with the Collateral Agency Agreement or any Security Document unless, in either case directed to do in accordance with Section 6.05 or such instruction, direction or consent is authorized or required to be given in accordance with the express terms of this Indenture.

          (b) The Trustee shall have no obligation to act any Actionable Default under the Collateral Agency Agreement.

          (c) The Trustee shall have no obligation to provide to the Collateral Agent any indemnity or security under Section 2.03(e) of the Collateral Agency Agreement unless such indemnity or security shall have been furnished to it by the Holders of the Securities for the purpose of delivery thereof by the Trustee to the Collateral Agent pursuant to said Section.

          (d) The Trustee shall not be liable for the negligence or willful misconduct of the Collateral Agent.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE

          (a) When (i) the Issuer or the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 and the Issuer or the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or permissible redemption all outstanding Notes, including interest thereon (other than Notes replaced pursuant Section 2.07), and if in either case the Issuer or the Company pays all other sums payable hereunder with respect to the Notes, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture upon satisfaction of the conditions set for in clause (i) or (ii) above on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer or the Company at any time may terminate (i) all of the Issuer's and the Company's obligations under the Notes and under this Indenture with respect thereto ("LEGAL DEFEASANCE OPTION") or (ii) the Issuer's and the Company's obligations under Sections 4.03, 4.04,

4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18 and 4.19 and the operation of Sections 6.01(d) and 6.01(f) (to the extent the Event of Default under Sections 6.01(d) or 6.01(f) arises from a Default under a Section otherwise subject to covenant defeasance) and the operation of Sections 6.01(g), 6.01(h) with respect to Significant Subsidiaries, 6.01(i), 6.01(j), 6.01(k), and Section 5.01 (iii) and (iv) ("COVENANT DEFEASANCE OPTION"). The Issuer or the Company may exercise the legal defeasance option notwithstanding the prior exercise of the covenant defeasance option.

          If the Issuer or the Company exercises the legal defeasance option, payment of Notes may not be accelerated because of an Event of Default. If the Issuer or the Company exercises the covenant defeasance option, payment of such Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), Section 6.01(f) (to the extent the Event of Default under Sections 6.01(d) or (f) arises from a Default under a Section otherwise subject to covenant defeasance), 6.01(g), 6.01(h) with respect only to Significant Subsidiaries or Sections 6.01(i), 6.01(j) or 6.,01(k), or because of a failure to comply with clauses (iii) or (iv) of Section 5.01, except, in each case, to the extent covenants or agreements referenced in such Sections remain applicable.

          Upon satisfaction of the conditions set forth herein with respect to the Notes, and upon request of the Issuer or the Company, the Trustee shall acknowledge in writing the discharge of those obligations with respect to the Notes that the Issuer or the Company terminated.

          (c) Notwithstanding; clauses (a) and (b) above, the Issuer's and the Company's obligations with respect to the Notes in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.20(c), 7.07, 7.08, 8.03, 8.04. 8.05 and 8.06 shall survive until such Notes have been paid in full. Thereafter the Issuer's and the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          (d) Subject to Section 8.01(c), if the Issuer or the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Securities, the Company will be released from all its obligations with respect to the Guarantee and the Security Documents.

          SECTION 8.02  CONDITIONS TO DEFEASANCE

          The Issuer or the Company may exercise the legal defeasance option or the covenant defeasance option only if:

                   (1) the party exercising the defeasance option irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case maybe:

                   (2) the party exercising the defeasance option delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due all the Notes to maturity or redemption, as the case may be;

                   (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(h) with respect to the Issuer or the Company occurs which is, continuing at the end of the period;

                   (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                   (5) the deposit does not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) binding on the Issuer or the Company;

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                   (6)  the party exercising the defeasance option delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act 1940;

                   (7) in the case of the legal defeasance option, the party exercising the defeasance option shall have delivered to the Trustee an Opinion or Opinions of Counsel stating that (i) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the Issue Date, there has been a change in applicable United States Federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                   (8) in the case of the covenant defeasance option the party exercising the defeasance option shall have delivered to the Trustee an Opinion or Opinions of Counsel to the effect that the Noteholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                   (9) the party exercising the defeasance option shall have delivered to the Trustee an Opinion of Counsel to the effect that under Indonesian and The Netherlands law Holders will not recognize gain for Indonesian or The Netherlands tax purposes, as the case may be, and payments from the defeasance trust in respect of such Note to any such Holder will not be subject to withholding payments under either Indonesian or The Netherlands law; and

                   (10) the party exercising the defeasance option shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          If the U.S. Government Obligations deposited under Section 8.02(1) provide for payment of the Notes on a redemption date, then no legal or covenant defeasance shall be effective until prior to or simultaneously with such deposit, notice of such redemption shall have been given to the Holders under
Article 3 or the Trustee shall have received from the Issuer irrevocable instructions to give such notice under arrangements satisfactory to the Trustee.

          SECTION 8.03 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.04 REPAYMENT TO ISSUER. Upon the satisfaction and discharge of this Indenture with respect to the Notes, the Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or Notes in respect of the Notes held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest on any Notes that remains unclaimed for two years, and, thereafter, the Trustee and the Paying Agent shall have no liability with respect to such money and Noteholders entitled to the money must look to the Issuer for payment as general creditors.

          SECTION 8.05 INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer and the Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

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          SECTION 8.06  REINSTATEMENT

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in respect of any Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under such Notes and this Indenture and the Company's obligations under the Guarantee and this Indenture with respect to such Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01  WITHOUT CONSENT OF HOLDERS

          (a) Subject to the provisions of the Collateral Agency Agreement limiting the ability of the Trustee to amend the Notes and this Indenture, the Issuer, the Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

                   (1) to cure any ambiguity, omission, defect or inconsistency;

                   (2) to comply with and as allowed by the provisions related to Article 5;

                   (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                   (4) to further secure the Notes and to add additional guarantees with respect thereto;

                   (5) to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) with respect to the Collateral or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the Security Documents;

                   (6) to add to the covenants of the Issuer or the Company for the benefit of the Holders or to surrender any right or power conferred upon the Issuer the Company;

                   (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                   (8) to make any change that does not adversely affect the rights of any Holder.

          (b) The Trustee may enter into amendments of the Collateral Agency Agreement and enter into amendments or consent to amendments of the Pledge Agreement and the Security Documents without notice to or the consent of any
Holder:

                   (1) to cure any ambiguity, omission, defect or inconsistency;

                   (2) to comply with and as allowed by the provisions related to Article 5;

                   (3) to further secure the Notes or to add guarantees with respect thereto;

                   (4) to add to the covenants of the Company or the Issuer for the benefit of the holders of the Indebtedness, the representatives of which are parties to the Collateral Agency Agreement;

                   (5) to establish or maintain the Liens of the Pledge Agreement and the Security Documents (including the perfection and priority contemplated by the Security Documents) with respect to the Collateral or to correct or amplify the description of the Collateral subject to the Liens of the Pledge Agreement, the Security Documents or to subject additional property to the Liens of the Pledge Agreement or the Security Documents;

                   (6) subject to the provisions of Section 4.12, to permit holders of Additional Indebtedness and Secondary Indebtedness to become parties to the Collateral Agency Agreement and receive the benefit of the Security Documents and to otherwise effect transactions permitted by Sections 4.12. 12.04, 12.05, 12.07, 12.08, 12.09 and 12.10; and

                   (7) to make any change that does not adversely affect the rights of any Noteholder as evidenced by an Opinion of Counsel delivered to the Trustee;

PROVIDED, that no such action shall be permitted if it causes any Lien to cease to be a first priority perfected Lien (or such other perfection and priority contemplated by the Security Documents) or diminishes the security afforded the Liens of the Security Documents; PROVIDED, HOWEVER, that if the Trustee so requires, the Trustee shall have received an Opinion of Counsel with respect to such matters.

          Without limiting the generality of the foregoing, the Trustee, upon request of the Company and subject to the following paragraph, may, and shall at the direction of the majority of Holders, grant any consent not required to be granted hereunder (which consents which are required to be granted include those set forth in Article 12 and 13 hereof) with respect to the Collateral Agency Agreement and the Security Documents that does not impair the rights of the Holders or the security afforded the Holders through the Collateral Agency Agreement and the Security Documents. Prior to requesting any such consent, the Company shall provide the Trustee with an Officer's Certificate that no Default or Event of Default has or will occur as a result of such extension, renewal or replacement or other action taken or to be taken for which such consent is requested.

          (c) After an amendment under this Section 9.01 becomes effective (except for any amendment prior to the issuance of the Notes) the Issuer shall mail to Holders, and publish in accordance with Section 15.02, a notice briefly describing such amendment. The failure to give such notice to all Holders or to publish such notice, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          (d) This Indenture may be amended without notice to any Noteholder, by agreement between the Company, the Issuer and the Trustee, at any time prior to the Issue Date.

          SECTION 9.02  WITH CONSENT OF HOLDERS

          (a) The Issuer, the Company and the Trustee may amend this Indenture and enter into amendments of the Collateral Agency Agreement and enter into amendments or consent to amendments of the Security Documents or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. However, without the consent of each Holder affected, an amendment may not:

                   (1) reduce the rate of or extend the time for payment of interest on any Note;

                   (2) reduce the principal of or extend the Stated Maturity of any Note;

                   (3) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed or repurchased in accordance with Article 3, or Sections 4.07, 4.08 or 4.10 of this Indenture or Section 5 of the Notes;

                   (4) make any Note payable in money other than that stated in the Note;

                   (5) impair the right of any Holder to receive payment of principal of, and interest and Additional Amounts on, such Holder's Notes on or after the due dates thereon or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                   (6) make any change in Section 6.04, 9.01 or 9.02 (a) or the provisions relating to amendments, modifications or waivers of the Security Documents or the Collateral Agency Agreement;

                   (7)  make any change in Section 6.07;

                   (8) modify any provisions of Articles 6 or 9, except to increase the percentage of outstanding Notes required for such actions or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note; or

                   (9) amend any provisions related to amendments, modifications or waivers of the Security Documents or the Collateral Agency Agreement.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (b) After an amendment under this Section becomes effective, the Issuer shall mail to Noteholders, and publish in accordance with Section 15.02, a notice briefly describing such amendment. The failure to give such notice to all Noteholders or to publish such notice, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Note shall comply with the TIA as then in effect.

          SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder with respect to this Indenture, the Notes, the Guarantee, the Collateral Agency Agreement or the Security Documents shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture, the Notes, the Guarantee, the Collateral Agency Agreement and the Security Documents. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05 NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Note, the Trustee may require the Holder of such Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment to this Indenture, the Collateral Agency Agreement or the Security Documents or grant any consent authorized pursuant to this Article 9 if the amendment or consent does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it or grant such consent. In signing such amendment or granting such consent the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel (including, if the Trustee so chooses, an Opinion of Counsel of the Company or the Issuer) stating that such
(i) amendment or consent is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment or consent have been satisfied; (ii) each of the Issuer and the Company, as applicable, has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) this Indenture, (b) the constitutive documents of the Issuer or the Company (c) any law or regulation applicable to the Issuer or the Company (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or Company or (e) any material agreement or instrument to which the Issuer or the Company is subject; (iv) such amendment has been duly and validly executed and delivered by each the Issuer and the Company (where applicable) and this Indenture together with any such amendment of the Security Documents constitutes a legal, valid and binding obligation of each of the Issuer and the Company, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

          SECTION 9.07 PAYMENT FOR CONSENT. Neither the Issuer, the Company, nor any of their Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Guarantee, the Collateral Agency Agreement or the Security Documents unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          SECTION 9.08 TRUSTEE AUTHORIZED TO EXECUTE COLLATERAL AGENCY AGREEMENT AND TAKE ACTIONS THEREUNDER

          . The Trustee is hereby authorized to execute the Collateral Agency Agreement and the Security Documents and to take actions necessary or desirable to comply with the terms hereof and the Collateral Agency Agreement and to preserve and protect the Collateral.

          SECTION 9.09 VOTING UNDER COLLATERAL AGENCY AGREEMENT. Unless otherwise set forth herein, if the Trustee seeks the instruction of the Holders of the Securities with respect to any amendment, waiver or consent necessary or desirable under the Collateral Agency Agreement or the Security Documents, the Trustee shall take such action as is directed by a majority in principal amount of Securities then outstanding, subject to the conditions Set forth in Section 6.05.

                                   ARTICLE 10

                          GUARANTEE OF NOTES; INDEMNITY

          SECTION 10.01 GUARANTEE. The Company, as principal obligor and not merely as surety, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) principal of, premium, if any, and interest on the Notes (including any Additional Amounts payable in respect thereof) will be promptly paid in full when due, subject to any applicable grace period, whether on the relevant Stated Maturity, on an interest payment date, by acceleration, by call for redemption or upon repurchase or purchase pursuant to Article 3 or Sections 4.07, 4.08 or 4.10 or otherwise and interest on the overdue principal and premium, if any, and purchase price and interest on any interest; to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Issuer or the Company, whether or not a claim for post filing interest is allowed in such proceeding), on the Notes and all other amounts payable under the Notes and obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed when and as the same shall become due and payable, whether on the relevant maturity date, upon acceleration, by call for redemption, upon repurchase or purchase as a result of a Change of Control Offer, Asset Disposition Offer or otherwise, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to an applicable grace period, whether at maturity, on an interest payment date, by acceleration, required repurchase or otherwise. All payments under this Guarantee shall be made in U.S. dollars.

          All payments made by the Company under the Guarantee with respect to the Notes will be made in U.S. dollars free and clear of and without withholding or deduction for or on account of any present or future tax, duty, assessment or other Governmental charge imposed or levied by or on behalf of The Netherlands or the Republic of Indonesia (or any political subdivision or taxing authority of or in The Netherlands or the Republic of Indonesia), unless the Company is required to withhold or deduct such tax, duty, assessment or other Governmental charge by law or by the interpretation or administration thereof. In the event that payments under the Guarantee are subject to withholding or deduction for or on account of any present or future tax, duty, assessment or other Governmental charge imposed by The Netherlands or the Republic of Indonesia (or any political subdivision or taxing authority of or in The Netherlands or the Republic of Indonesia), the Company shall pay Additional Amounts in such amounts and to the extent set forth in Section 4.01(b).

          The Company hereby agrees that its obligations hereunder shall be unconditional and irrevocable, irrespective of the validity, regularity or enforceability of the Notes or this Indenture or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, any right to pursue or exhaust its legal or equitable remedies against the Issuer (including any right which the Company may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amounts payable under each Note prior to recourse against the Company or its assets), protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Noteholder or the Trustee is required by any court or otherwise to return to the Issuer, the Company, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Company any amount paid by the Issuer or the Company to the Trustee or such Noteholder, the Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect.

          The Company agrees that, as between the Company, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not then due and payable) shall forthwith become due and payable by the Company for the purposes of the Guarantee.

          The Company also agrees, to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under the Guarantee.

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

          The Company hereby waives, in favor of the Holders and the Trustee, any and all of its rights, protections, privileges and defenses provided by law to a guarantor and in particular the provisions in Articles 1430, 1831, 1833, 1837, 1843 and 1847 through 1850 of the Indonesian Civil Code (Kitab Undang-Undang Hukum Perdata) and:

                 (i) waives any right of set-off which the Company may have against the registered Holder in respect of any amounts which are or may become payable by the registered Holder to the Issuer;

                (ii) agrees that the Company is still under an obligation to make payment to the registered Holder or the Trustee under this Guarantee upon demand by the registered Holder even though the registered Holder has not made any demand upon the Issuer, the Trustee or the Collateral Agent or taken any steps or proceedings against the issuer to seize and sell its assets or property to recover the secured indebtedness or, if such steps or proceedings are taken, the registered Holder is otherwise unable to satisfy the Indebtedness under this Indenture from such assets or property;

               (iii) relinquishes any right or privilege which it may have to demand from any court that the registered Holder or the Trustee should split or apportion the Indebtedness under this Indenture either proportionately or otherwise against the Company and any other person who has given any Guarantee or other security to the registered Holder in respect of the Indebtedness under this Indenture;

                (iv) agrees that (subject to the other provisions of this Guarantee) the Company shall not be entitled to claim from the issuer any compensation or release in respect of the obligations and liabilities of the Company under this Guarantee in circumstances where the Company has not made any actual payment under this Guarantee;

                 (v) agrees that the Company shall not make use of any of the exceptions or defenses against the registered Holder or the Trustee which are or may be available to the Issuer and which concerns the Indebtedness under this Indenture;

                (vi) agrees that the Company shall still be bound by and liable under this Guarantee even though due to the fault of the registered Holder of a Security or the Trustee, the Company can no longer be subrogated to the rights, security interests and other privileges of the registered Holder against the Issuer;

               (vii) agrees that the Company shall still be bound by and liable under this Guarantee in circumstances where the registered Holder voluntarily accepts certain moveable or any other goods as payment for the Indebtedness under this Indenture, but subsequently such goods, by reason of a judicial decision, have to be delivered to some other person; and

              (viii) agrees that the Company shall not have the right to demand the Issuer to repay the Indebtedness under this Indenture to the registered Holder of a Security, or to release the Company from its liability under this Guarantee in circumstances where the registered Holder has granted any time or other indulgence to the issuer.

          SECTION 10.02 INDEMNITY

          (a) The Company hereby irrevocably and unconditionally agrees as a primary obligor to indemnify (the "INDEMNITY") fully the Holders and the Trustee for and against any amounts owed by the Issuer in respect of the Notes and this Indenture that otherwise would be payable under the Guarantee in the event that the Guarantee is for any reason deemed to be unenforceable. Except as otherwise indicated herein or as the context may otherwise require, all references herein and in the Notes and the Guarantee shall be deemed to constitute references to the Indemnity.

          (b) The obligations of the Company assumed under this Indenture with respect to the Indemnity are independent undertakings and constitute the Company's own debt and obligation, as meant by or in accordance with Article 1316 of the Indonesian Civil Code, separate from the Guarantee contained in Section 10.01, not accessory to any of the Security Documents, and with respect to which Indemnity Articles 1820 to 1850 of the Indonesian Civil Code do not therefore apply.

          SECTION 10.03 REPRESENTATION AND WARRANTY. The Company hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Guarantee and the Indemnity, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, have been done and performed and have happened in compliance with all applicable laws.

          SECTION 10.04 WAIVER OF SUBROGATION. The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Company's obligations under the Guarantee, the Indemnity and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the Notes shall not have been paid in full; such amount shall have been deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

          SECTION 10.05 EXECUTION OF GUARANTEE. To evidence the Guarantee specified in Section 10.01 to the Noteholders, the Company hereby agrees to execute this Indenture and the endorsement on the Notes of a notation of such Guarantee (the "Guarantee Endorsement") in substantially the form of the Notes attached hereto as Exhibit A recited to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. The Company hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each Guarantee shall be signed on behalf of Company by two Officers of the Company (each of whom shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of the Company. Such signatures upon the Guarantee Endorsement may be by manual or facsimile signature of such Officers and may be imprinted or otherwise reproduced on the Guarantee Endorsement. If an officer whose signature is on a Guarantee Endorsement no longer holds his office at the time the Note on which such Guarantee Endorsement is endorsed is authenticated, such Guarantee Endorsement shall be valid nevertheless. The Company shall execute the Guarantee Endorsement in the foregoing manner for the initial issuance of Notes hereunder and for any other issuance of Notes required or permitted hereunder, including pursuant to Section 2.06, 2.07 and 2.09.

          SECTION 10.06 RANKING. The Guarantee is secured and ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company.

                                   ARTICLE 11

                             [INTENTIONALLY OMITTED]

                                   ARTICLE 12

                               SECURITY DOCUMENTS

          SECTION 12.01 SECURITY DOCUMENTS

          (a) In order to secure the due and punctual payment of all amounts payable under the Notes and this Indenture, the Company, the Issuer, the Collateral Agent, the Trustee and the Secured Creditors have entered

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into the Collateral Agency Agreement and the Security Documents to create the
Liens of the Security Documents and for related matters.

          (b) The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge and transfer the Collateral, in the manner and form done, or intended to be done, in this Indenture, the Collateral Agency Agreement and the Security Documents. The Company further covenants and agrees that the Security Documents and the actions taken hereunder and thereunder create a perfected first priority lien (subject, with respect to the Security Deed, to statutory exceptions for taxes and enforcement costs) (or such other perfection and priority contemplated by the Security Documents) on the relevant portion of the Collateral which it purports to create prior to all other Liens, other than Permitted Liens.

          (c) As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Issuer's and the Company's obligations under this Indenture.

          SECTION 12.02 HOLDERS' CONSENT

          . Each Holder, by its acceptance of a Note, (i) consents and agrees to the terms of the Collateral Agency Agreement and the Security Documents and authorizes and approves the Trustee's execution thereof, and (ii) agrees that such Holder is bound by the terms thereof and that such Holder may not take any action contrary thereto.

          SECTION 12.03 RECORDING, DEPOSIT OF PLEDGED ASSETS, etc

          .

          (a) The Company shall, and shall cause any Restricted Subsidiary which owns Collateral to, take or cause to be taken all action required or desirable to maintain, preserve and protect the Lien on the Collateral granted by the Collateral Agency Agreement and the Security Documents, including, but not limited to, causing all instruments of further assurance requested by the Trustee or the Collateral Agent to be promptly recorded, registered and filed, and to keep the Security Documents and such instruments of further assurance recorded, registered and filed at all times, and will execute and file such instruments in such manner and in such places as may be required by law to fully preserve and protect the rights of the holders and the Trustee under this Indenture, the Collateral Agency Agreement and the Security Documents to all property comprising the Collateral.

          The Company and the Issuer will from time to time promptly pay and discharge all hypothec and filing fees, charges and taxes relating to this Indenture, the Collateral Agency Agreement, the Security Documents, any amendments thereto and any other instruments of further assurance.

          (b) Upon the cancellation and discharge of any prior Permitted Lien, the Company will cause all cash, cash equivalents, obligations and securities then held by the trustee, mortgagee or other holder of such prior Permitted Lien, which were received by such trustee, mortgagee or other holder on account of the release or the taking by eminent domain or the purchase by a public authority or the sale by virtue of a designation or order of a public authority or any other disposition of, or insurance on, the Collateral, or any part thereof (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Collateral Agent for distribution in accordance with the Collateral Agency Agreement.

          (c) The Issuer and the Company shall furnish to the Trustee:

                 (i) promptly after execution and delivery of the Note, an Opinion or Opinions of Counsel to the effect that, in the opinion of such counsel (subject customary exceptions), this Indenture and the assignment of the Collateral intended to be made by each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect the Lien intended to be created by each such Security Document and reciting the details of such

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

     action or referring to prior Opinions of Counsel in which such details are given, and stating that as to the Lien intended to be created pursuant to each such Security Document, such recordings, registering and filings are the only recordings, registering and filings necessary, and further stating that all Security Documents have been executed and filed that are necessary fully to preserve and protect the rights of the Holders (except, with respect to the Security Deed, registration thereof in the manner contemplated by Section 6.01(k) (B) and the Trustee with respect to the Liens intended to be created by each Security Document;

                (ii) within 30 days after December 1 in each year beginning with December 1, 2003, an Opinion or Opinions of Counsel, dated as of such date, either (A) to the effect that, in the opinion of such counsel, such actions have been taken with respect to the recordings, registering, filings, recordings, re-registering and refilings of all Security Documents or other instruments of further assurance as are necessary to maintain and continue the perfection of the Liens of the Security Documents and reciting with respect to such Liens the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all Security Documents and instruments have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee with respect to the Liens intended to be created by each Security Document or (B) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

          SECTION 12.04 DISPOSITION OF COLLATERAL WITHOUT TRUSTEE CONSENT. Notwithstanding the provisions of Sections 12.05 and 12.07, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (or, with respect to clause (iv) or (v) below, so long as no Notice of Actionable Default has been delivered to the Collateral Agent) and the Company complies with the provisions of Section 4.08, if applicable, the Company, in the case of Sections 12.04(a) (i) to (iv), inclusive, may without any consent by the Trustee:

                 (i) sell or otherwise dispose of any Collateral subject to the Liens of the Security Documents, which may have become worn out or obsolete, not exceeding a book value of US$2.0 million in any one calendar year;

                (ii) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interests in land (other than leases), if such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company and the fair market value (except to the extent of the relevant Collateral being released) and utility of the Collateral as an entirety, will not thereby be impaired (such determination to be evidenced by a written resolution of a majority of the Board of Directors if the relevant Collateral has a fair market value in excess of US$2.0 million); and

               (iii) sell or otherwise dispose of Collateral in isolated transactions that do not exceed US$2.0 million in the aggregate.

          (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 12.04 may be sold, exchanged or otherwise disposed of by the Company without any consent of the Trustee, such Collateral shall be, upon such sale, exchange or other disposition, automatically released from the Liens of the Security Documents and the Company may request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the Collateral Agency Agreement and any of the Security Documents (by providing to the Trustee a counterpart of the instruments proposed to give effect to such disclaimer, release or quitclaim fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee, the other Secured Creditors and Secured Creditors' Representatives and in form for execution by the Trustee). If the Company so requests, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officer's Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 12.04 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee, (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company in conformity with a designated

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

subsection of Section 12.04(a) and (iii) an Officer's Certificate and Opinion of Counsel complying with Sections 15.04 and 15.05.

          Any disposition of Collateral made in strict compliance with the provisions of this Section 12.04 shall be deemed not to impair the Liens of the Security Documents in contravention of the provisions of this Indenture.

          SECTION 12.05 RELEASE OF COLLATERAL WITH TRUSTEE CONSENT. In addition to its rights under Sections 12.04 and 12.07, the Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Monies, which are subject to release from the Liens of the Security Documents as provided under Article 13) upon compliance with the requirements and conditions of Sections 4.08, 12.11 and this
Section 12.05, and the Trustee shall, subject to the terms of the Collateral Agency Agreement, direct the Collateral Agent to release the same from the Liens of any Security Document upon receipt by the Trustee of a notice requesting such release and describing the property to be so released, provided that:

          (a) if the property to be released has a book value of more than US$2.0 million, the Trustee is provided with a written resolution of a majority of the Board of Directors requesting such release and authorizing an application to the Trustee therefor;

          (b) the security afforded by the Liens of the Security Documents will not be impaired by such release (except with respect to the Collateral so released) and the proceeds from the property to be released are deposited in accordance with the provisions set forth under Section 4.08;

          (c) the Company has disposed of or will dispose of the Collateral so to be released for a consideration representing its fair market value;

          (d) no Default or Event of Default shall have occurred and be continuing (or shall result therefrom);

          (e) if the Collateral to be released is real property, following such release and the release of the Lien of any applicable Security Deed with respect thereto, the non-released property has sufficient utility services and sufficient access to public roads, rail spurs, harbors, canals, terminals and other transportation structures for the continued use of such non-released property in substantially the manner carried on by the Company and its Subsidiaries prior to such release;

          (f) if the Collateral to be released is real property, following such release, the non-released property subject to the Security Deed will continue to comply in all material respects with applicable laws rules, regulations and ordinances relating to land use and building and work place safety;

          (g) if the Collateral to be released is real property, following such release, the fair market value of the non-released property (exclusive of the fair market value of the released property) shall not be less than the fair market value of such non-released property subject to the Security Deed prior to such release;

          (h) if the Collateral to be released is subject to a prior Permitted Lien, there shall be delivered to the Trustee a certificate of the trustee, fiduciary, transferee or other holder of such prior Permitted Lien that it has received the Net Proceeds sufficient to discharge such prior Permitted Lien and has been irrevocably authorized by the Company to pay over to the Collateral Agent any balance of such Net Proceeds remaining after the discharge of such Indebtedness secured by such prior Permitted Lien; and, if any property other than cash or cash equivalents is included in the consideration for any Collateral to be released, there shall be delivered to the Trustee such instruments of conveyance, assignment and transfer, if any, as may be reasonably necessary, in the Opinion of Counsel to be given pursuant to paragraph (k), to subject to the Liens of the Security Documents all the right, title and interest of the Company in and to such property;

          (i) the first priority perfected security interest pursuant to the Security Deed shall be in full force and effect continuously and uninterrupted at all times with respect to the Collateral not to be released;

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

          (j) (A) the Company delivers an Officer's Certificate with respect to the matters set forth in paragraphs (a) through (i) above and stating that all conditions precedent relating to the release of such Collateral have been complied with, PROVIDED that matters set forth in paragraphs (b), (c) and (d) may be an opinion of the officer and (B) the Officer's Certificate shall also be signed, in the case of clauses (b) (as to impairment of security), (c) and (g) by an Independent Appraiser; and

          (k) an Opinion of Counsel shall be delivered to the Trustee substantially to the effect (subject to customary exceptions) (i) that any obligation included in the consideration for any property so to be released and to be received by the Trustee pursuant to Section 12.05(h) is a valid and binding obligation enforceable in accordance with its terms and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure Purchase Money Indebtedness is a first priority purchase money Lien, or with respect to moveable assets is not subordinate to any other Lien or security interest and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Liens of the applicable Security Documents all the right, title and interest of the Company in and to any property, other than cash, Temporary Cash Investments and obligations, that is included in the consideration for the Collateral so to be released, or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release, (v) in case any part of the money or obligations referred to in Section 12.05(h) has been deposited with a trustee other holder of a prior Permitted Lien, that the Collateral to be released, or a specified portion thereof, is or immediately before such release was subject to such prior Permitted Lien and that such deposit is required by such prior Permitted Lien and (vi) that all conditions precedent herein relating to the release of such Collateral nave been complied with.

          In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as shall be necessary to evidence, effect or give notice of such release or as the Trustee may reasonably require for such purpose, including, without limitation, amendments to the Security Documents, the Collateral Agency Agreement and this Indenture and (ii) deliver to the Trustee such evidence of the satisfaction of the requirements of this Indenture, the Collateral Agency Agreement and the other Security Documents as the Trustee may reasonably require.

          The Company shall exercise its rights under this Section 12.05 by delivery to the Trustee of a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee, the other Secured Creditors and Secured Creditors' Representatives and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 20 Business Days after receipt by the Trustee of the Release Notice and the satisfaction of the requirements of this covenant.

          In case a Default or an Event of Default shall have occurred and be continuing, the Company, while in possession of the Collateral (other than Trust Monies, cash, cash equivalents, securities and other personal property held by or required to be deposited or pledged with the Collateral Agent hereunder or with the trustee, fiduciary transferee or other holder of a prior Permitted
Lien), may do any of the things enumerated in this Section 12.05 with respect to such Collateral, if each of the Holders by appropriate action of such Holder, shall consent to such action. In such event, any certificate filed under this Section shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing (or would result therefrom). This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(h).

          All cash or cash equivalents allocable to Holders received by the Collateral Agent pursuant to this Section 12.05 shall be held by the Collateral Agent, for the benefit of the Holders, as Trust Monies subject to application as provided in Article 13 or as provided in Section 4.08.

          Any releases of Collateral made in strict compliance with the provisions of this Section 12.05 shall be deemed not to impair the Liens of the Security Documents in contravention of the provisions of this Indenture.

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          SECTION 12.06 POSSESSION AND USE OF COLLATERAL. Unless an Event of
Default shall have occurred and be continuing, and subject to the terms of this Indenture, the Security Documents and the Collateral Agency Agreement, the Company shall have the right to remain in possession and retain control of the Collateral (other than any cash, securities, obligations and cash equivalents deposited with the Collateral Agent and other than as set forth in the Collateral Agency Agreement or the Security Documents), to operate the Collateral and to collect, invest and dispose any income thereon.

          SECTION 12.07 SUBSTITUTE COLLATERAL

          (a) The Company may, at its option, obtain a release of any of the Moveable Assets Collateral and the Trustee shall release and direct the Collateral Agent to release the related Collateral, provided that:

                 (i) the Company subjects other similar (that is performs the same functions with like capabilities) moveable assets related to or used or to be used in the Plant ("Substitute Collateral") to the Liens of the Security Documents (which shall be a first priority perfected Lien unless otherwise contemplated by the Security Documents);

                (ii) such Substitute Collateral has a fair market value greater than or equal to the fair market value of the Collateral to be released and the Substitute Collateral is not subject to Permitted Liens securing Indebtedness greater than any Permitted Liens with respect to the Moveable Assets Collateral to be released;

               (iii)  the Company delivers to the Trustee (or in case of clause
     (4) and (5) below, the Collateral Agent):

                   (1) an application of the Company requesting such substitution of Substitute Collateral for any of the Moveable Assets Collateral and describing the property to be so released and the property that is related to or used or to be used in the Plant to be substituted therefor;

                   (2) an Officer's Certificate (A) with respect to the matters set forth in paragraphs (i) through (iii) above and stating that all conditions precedent herein relating to the release and substitution of Collateral have been complied with, provided that matters set forth in paragraph (ii) may be an opinion of the Officer; PROVIDED that the Officer's Certificate shall also be signed, in the case of clause (ii) by an Independent Appraiser; and (B) stating that any Lien on the Substitute Collateral prior to the Liens of the Security Documents on the Substitute Collateral are Liens of the character which, under the provisions of this Indenture, the Collateral Agency Agreement and the Security Documents, are permitted to be prior to the Liens of the Security Documents;

                   (3) an Opinion of Counsel substantially to the effect (subject to customary exceptions) that (A) either (x) such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject all the right, title and interest of the Company in and to the Substitute Collateral to the Liens of the applicable Security Documents (y) no instruments of conveyance, assignment or transfer are necessary for such purpose, (B) the Company has corporate power to own all Substitute Collateral, (C) the property so released is Moveable Assets Collateral, (D) each of Liens of the Security Documents constitutes a Lien which is not subordinate to any other Lien or security interest other than a Permitted Lien on such Substitute Collateral, and (E) all conditions precedent herein relating to the release of such Collateral have been complied with;

                   (4) any instrument required by the Opinion of Counsel to be rendered pursuant to clause (iii) (3) of this Section 12.07 for the Lien of any other applicable Security Document to cover the Substitute Collateral and any other property received in connection with such transaction;

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

                   (5) original title documents and other evidence of ownership with respect to the Substitute Collateral are delivered to the Collateral Agent; and

                   (6) evidence of payment or a closing statement indicating payments have been made (or will be made concurrently with the release and substitution of Collateral) by the Company of all filing fees, recording charges, transfer taxes a other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject the Substitute Collateral to the Lien of any Security Document.

          (b) In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as shall be necessary to evidence, effect or give notice of such release and substitution or as the Trustee may reasonably require for such purpose, including, without limitation, amendments to the Security Documents, the Collateral Agency Agreement and this Indenture and (ii) deliver to the Trustee such evidence of the satisfaction of the requirements of this Indenture, the Collateral Agency Agreement and the other Security Document as the Trustee may reasonably require.

          (c) The Company shall exercise its rights under this Section 12.07 by delivery to the Trustee of a notice (each, a "SUBSTITUTION NOTICE"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and substitution and be accompanied by a counterpart of the instruments proposed to give effect to the release and substitution fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee, the other Secured Creditors and Secured Creditors' Representatives and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 20 Business Days after receipt by the Trustee of Substitution Notice and the satisfaction of the requiem of this covenant.

          (d) In case a Default or an Event of Default shall have occurred and be continuing, the Company, while possession of the Collateral (other than Trust Monies, cash, cash equivalents, securities and other personal property held by or required to be deposited or pledged with the Collateral Agent or with the trustee, fiduciary, transferee or other holder of a prior Permitted Lien), may do any of the things enumerated in this Section 12.07 with respect such Collateral, if each of the holders, shall consent to such action. In such event, any certificate filed pursuant to this paragraph shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing (or would result therefrom). This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(h).

          (e) The Company shall cause all cash or Temporary Cash Investments received by it in connection with any substitution of property permitted hereby to be deposited with and held by the Collateral Agent as if such cash or Temporary Cash Investment were received in connection with an Asset Disposition upon the terms set forth in Section 4.08 and in the Collateral Agency Agreement.

          (f) Any release and substitution of Collateral made in strict compliance with the provisions of this Section 12.07 shall be deemed not to impair the Liens of the Security Documents in contravention of the provisions of this Indenture.

          (g) This Section does not limit the Company's rights to obtain the release of Moveable Assets Collateral under Section 12.05 or any other Section. This Section is intended to be used for transactions which are primarily a substitution of like Collateral, as opposed to a sale of Collateral.

          SECTION 12.08 GOVERNMENTAL TAKINGS. Should any of the Collateral be taken pursuant to the lawful exercise by the government of the Republic of Indonesia or any political subdivision thereof of any right which it may then have to purchase, or to designate a purchaser or to order sale of, all or any part of the Collateral (a "GOVERNMENTAL TAKING"), the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

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          (a) an Officer's Certificate stating that (i) such property has been taken pursuant to a lawful right vested in the government of the Republic of Indonesia or any political subdivision thereof to purchase, or to designate a purchaser or order a sale of, such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with and (ii) that the amount of the proceeds of the property so sold is not less than the amount to which the Company is entitled under the terms of such Governmental Taking;

          (b) acknowledgment by the Collateral Agent that the award for such property or the proceeds of such sale, has been deposited in the Collateral Accounts subject to the disposition thereof pursuant to Section 4.08 hereof; PROVIDED, HOWEVER, that, in lieu of all or any part of such award or proceeds, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a prior Permitted Lien on all or any part of the property to be released, stating that such award or proceeds, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such prior Lien, in which case the balance of the award, if any, shall be delivered to the Collateral Agent for deposit in the Notes Collateral Account;

          (c) an Opinion of Counsel substantially to the effect that:

                   (1) such Governmental Taking was a lawful exercise of a right vested in the government of Indonesia or any political subdivision thereof;

                   (2) the award for the property so taken has become final or that, to the best of such counsel's knowledge, no appeal is contemplated or pending.

                   (3) if, pursuant to Section 12.08(b), the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a prior Permitted Lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior Permitted Lien, and that such deposit is required by such prior Permitted Lien; and

                   (4) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of this Indenture, the Collateral Agency Agreement and the Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with; and

          (d) a counterpart of the instruments proposed to give effect to such release fully executed and acknowledged (if applicable) by all parties thereto other than any applicable governmental entity, the Trustee, the other Secured Creditors and Secured Creditors' Representatives and in form for execution by the Trustee.

In any proceedings for any Governmental Taking of any part of the Collateral, by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company.

          The Company shall cause all cash and Temporary Cash Investments received pursuant to this Section 12.08 to be deposited with and held by the Collateral Agent upon the terms set forth herein and in the Collateral Agency Agreement. The Company shall cause all purchase money and other obligations received to be deposited with and held by Collateral Agent upon the terms set forth herein and in the Collateral Agency Agreement.

          SECTION 12.09 TIA REQUIREMENTS

          (a) The release of any Collateral from the terms hereof, the Collateral Agency Agreement and of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents,

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will not be deemed to impair the Liens of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the terms hereof. Each of the Holders acknowledges that a release of Collateral or Liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the Liens in contravention of the terms of this Indenture.

          (b) To the extent applicable, without limitation, the Company, the Issuer and each obligor on the Notes shall comply with TIA Section 314(d) relating to the release of property or securities from the Liens of the Security Documents.

          SECTION 12.10 SUITS TO PROTECT THE COLLATERAL. The Trustee shall have power to instruct the Collateral Agent to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the terms hereof or any of the Security Documents, and to instruct the Collateral Agent to institute and maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Security Documents or be prejudicial to the interests of the Holders or the Trustee). The Trustee shall also have the power to institute and to maintain suits against the Collateral Agent, the Company, the Issuer, the Secured Creditor's Representatives and the Secured Creditors to the extent the Collateral Agent does not follow the foregoing instructions or as otherwise necessary to cause the Collateral Agent, the Company, the Issuer, the Secured Creditor's Representatives and the Secured Creditors to fulfill their obligations under the Collateral Agency Agreement or the Security Documents.

          SECTION 12.11 PURCHASER PROTECTED. In no ever shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

          SECTION 12.12 POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 12.

          SECTION 12.13 DISPOSITION OF OBLIGATIONS RECEIVED

          (a) The Company shall cause all obligations permitted to be received under this Article 12 or the other provisions of this Indenture (including, without limitation, securities, notes, receivables and the like received in connection with an Asset Disposition) to be deposited with the Collateral Agent to be held by the Collateral Agent as part of the Collateral.

          (b) The Trustee shall direct the Collateral Agent to release any such obligation referred to in the foregoing paragraph (a) upon (i) payment by or on behalf of the Company in cash or Temporary Cash Investments to the Collateral Agent for deposit in the Collateral Accounts in accordance with the provisions of the Collateral Agency Agreement of the entire unpaid principal amount of such obligation and (ii) upon receipt of an Officer's Certificate and an Opinion of Counsel that the foregoing condition has been satisfied.

          (c) The Company shall cause the cash or Temporary Cash Investments received by the Collateral Agent in respect of principal of any such obligations referred to in subsection (a) above to be deposited in the Collateral Accounts in accordance with the provisions of the Collateral Agency Agreement. The Company may use any such funds on deposit, or funds deposited pursuant to subsection (b) above, to purchase Additional Assets as permitted by Section 4.08 (with relevant time periods being calculated based upon the date of deposit in the Notes Collateral Account) or as set forth in Section 13.02. If such funds are not so used within the time period permitted by Section 4.08, such amounts shall become Excess Proceeds, and shall become subject to disposition as set forth in

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Section 4.08, including if the Excess Proceeds Offer is not fully subscribed, to purchase New Collateral Assets as set forth in Section 4.08(c).

          (d) Until the Notes are accelerated pursuant to Section 6.02, all interest and other income on any obligations referred to in paragraph (a), when received by the Collateral Agent shall be paid to the Company from time to time to the extent allocable to the Trustee as a Secured Creditor. If the Notes have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Collateral Agent, and distributed to the Trustee in accordance with the Collateral Agency Agreement, shall be applied by the Trustee in accordance with Section 6.10.

          (e) Any release of any portion of the Collateral made strictly in compliance with the provisions of this Section 12.13 shall not be deemed to impair the Liens created by the Security Documents in contravention of the provisions of this Indenture.

          SECTION 12.14 LIMITATION ON DUTY OF TRUSTEE IN RESPECT OF COLLATERAL; INDEMNIFICATION

          (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which other Trustees under similar circumstances would accord similar Collateral, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

          (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Agency Agreement or the Security Documents by the Company, the Issuer, the Secured Creditors' Representatives, the Secured Creditors or the Collateral Agent.

          SECTION 12.15 RELEASE UPON TERMINATION OF THE COMPANY'S AND ISSUER'S OBLIGATIONS

          (a) In the event that the Company and the Issuer deliver an Officer's Certificate certifying that the Company and the Issuer have complied with
Section 8.01 and, if applicable, Section 8.02 with respect to all the Securities, or that all obligations under this Indenture have been satisfied and discharged in accordance with this Indenture, the Trustee shall deliver the Company and the Collateral Agent on behalf of the Holders, a notice disclaiming, relinquishing and releasing (without recourse or warranty) any and all rights it has in respect of the Collateral and any other instruments or documents evidencing or effecting such release in such form as the Company may reasonably request.

          (b) Any release of any portion of the Collateral made strictly in compliance with the provisions of this Section 12.15 shall not be deemed to impair the Liens created by the Security Documents in contravention of the provisions of this Indenture.

                                   ARTICLE 13

                           APPLICATION OF TRUST MONIES

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          SECTION 13.01 "TRUST MONIES" DEFINED. The Company and the Issuer agree that all funds on deposit in the Notes Collateral Account and the Insurance Collateral Account pursuant to the terms of this Indenture, the Collateral
Agency Agreement and the Security Documents, including all Net Available Cash consisting of cash and cash equivalents and Temporary Cash Investments required to be deposited with the Collateral Agent (Trust Monies) shall be held by the Collateral Agent as a part of the security for the Notes, and, long as no Default or Event of Default shall have occurred and be continuing or no Notice of Actionable Default is outstanding, may, at the direction of the Company, be applied from time to time in accordance with Sections 3.07, 4.08 or 4.10 or to the payment of the principal on any Notes, at maturity, in each case in accordance with the terms of this Indenture. Upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6 or any exercise of remedies pursuant to the Collateral Agency Agreement, the Trust Monies allocable to the Holders of the Securities shall be applied in accordance with Section 6.10 hereof at the time released to the Trustee under the Collateral Agency
Agreement; but prior to any such entry or sale, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 13.02 to 13.06, inclusive.

          SECTION 13.02 RETIREMENT OF SECURITIES. The Trustee shall direct the Collateral Agent to release to the Trustee Trust Monies and the Trustee shall hold and apply such Trust Monies from time to time to the payment of the principal on the applicable Notes, at Stated Maturity or to the purchase thereof pursuant to Sections 4.08 or 4.10, as the Company shall request, upon receipt by the Trustee of the following:

                 (i) resolution of a majority of the Company's Board of Directors directing the application pursuant to this Section 13.02 of a specified amount of Trust Monies and, in any case any such monies are to be applied to payment, designating Notes so to be paid and prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

                (ii) cash which equals or exceeds in the aggregate the maximum amount of the accrued interest (including Additional Amounts), if any, required to be paid in connection with any such purchase or payment at Stated Maturity, which cash shall be held by the Trustee in trust for such purpose;

               (iii) an Officer's Certificate, dated not more than five days prior to the date of the relevant application, stating that all conditions precedent covenants herein provided for relating to such application of Trust Monies have been complied with;

                (iv) an Opinion of Counsel stating that the documents and the cash or Temporary Cash Investments, if any, which have been or are therewith delivered to and deposited with the Collateral Agent for the purposes of payment of the principal and interest on the Notes, at Stated Maturity or to purchase thereof pursuant to Sections 4.08 or 4.10, conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

          Upon compliance with the foregoing provisions this Section 13.02, the Trustee shall apply funds released from the Notes Collateral Account as directed and specified by such resolution up to, but not exceeding, the principal amount of the Notes so paid or purchased and shall apply any other funds received pursuant to Section 13.02 (ii) to pay accrued and unpaid interest.

          A resolution of a majority of the Company's Board of Directors expressed to be irrevocable directing the application of funds from the Notes Collateral Account under this Section 13.02 to the payment of the principal and any other funds received pursuant to Section 13.02(ii) to the payment of accrued interest and unpaid interest on the Notes shall, for all purposes of this Indenture, be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such funds from the Notes Collateral Account and any cash deposited with the Trustee, pursuant to clause (ii) of this Section 13.02 for the payment of accrued interest (including Additional Amounts) shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

          SECTION 13.03 WITHDRAWALS OF ASSET DISPOSITION PROCEEDS, INSURANCE PROCEEDS AND PROCEEDS FROM GOVERNMENT TAKINGS

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          (a) The Trustee shall consent to the release of funds on deposit in the Insurance Collateral Account to the Company or the Restricted Subsidiary which owned the related Collateral upon compliance with the conditions set forth herein; provided that (x) no Major Collateral Disposition shall have occurred and (y) Section 13.04 shall control with respect to business interruption insurance. The Company shall request the Trustee to consent to such release by request to the Trustee by an Officer of the Company to reimburse the Company or the Restricted Subsidiary which owned the related Collateral for expenditures made by the Company in connection with the repair, rebuilding or replacement of the property destroyed, damaged or taken, providing the Trustee with the following:

                 (i) an Officer's Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such funds on deposit in the Insurance Collateral Account setting forth:

                        (A) that expenditures have been made, or costs incurred, by the Company or the Restricted Subsidiary which owned the related Collateral in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, stating the fair market value thereof to the Company or such Restricted Subsidiary at the date of the acquisition thereof by the Company or such Restricted Subsidiary;

                        (B) that no part of such expenditures or costs, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Monies pursuant to this Section 13.03;

                        (C) that no part of such expenditures or costs has been paid out of either the proceeds insurance upon any part of the Collateral not required to be deposited with the Collateral Agent under the Security Documents or any award for or the proceeds from any of the Collateral being taken not required to be deposited with the Collateral Agent under the Security Documents, as the case may be;

                        (D) that there is no outstanding indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinions of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                        (E) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or such Restricted Subsidiary's business;

                        (F) that the title to any assets subject to such repairs, rebuildings and replacements is substantially similar to the title to the property destroyed, damaged or taken;

                        (G)   that no Notice of Actionable Default is
          outstanding;

                        (H) that no Event of Default shall have occurred and be continuing (or would result therefrom); and

                        (I) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

                (ii) An Opinion of Counsel substantially stating: (A) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that, upon the basis of such Company request and the accompanying documents specified in this
     Section 13.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied

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     with, and the Trust Monies of which withdrawal is then requested may be lawfully paid over under this Section 13.03(a); and (B) that all the Company's or such Restricted Subsidiary's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof, are then subject to the Lien of the Security Documents (which shall be a first priority perfected Lien unless otherwise contemplated by the Security Documents).

          Upon compliance with the foregoing provisions of this Section 13.03(a), the Trustee shall direct the Collateral Agent upon receipt of the foregoing Officer's Certificate to pay to the Company or the Restricted Subsidiary which owned the Collateral an amount of Trust Monies of the character aforesaid equal to the amount of expenditures or costs stated in the Officer's Certificate required by Section 13.03(a)(i)(A), or the fair market value to the Company or such Restricted Subsidiary of such repairs, rebuildings and replacements stated in such Officer's Certificate, whichever is less.

          The Trustee may provide its preliminary consent (as opposed to final release) to the use of funds on deposit in the Insurance Collateral Account upon application and evidence that such funds will be used in the manner provided herein; PROVIDED that no such funds shall be released to the Company until the documentation set forth above is provided.

          (b) The Trustee shall consent to the release of funds on deposit in the Notes Collateral Account to the Company or the Restricted Subsidiary which owned the related Collateral from any Asset Disposition that was not an Involuntary Loss or a Major Collateral Disposition to purchase New Collateral Assets when permitted by Section 4.08. The Company shall request the Trustee to consent to such release by request to the Trustee by an Officer of the Company to reimburse the Company or the Restricted Subsidiary which owned the related Collateral for expenditures made to purchase New Collateral Assets by providing the Trustee with the following:

                 (i) an Officer's Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such funds from the Notes Collateral Account setting forth:

                        (A) that expenditures have been made, or costs incurred, by the Company or the Restricted Subsidiary which owned the Collateral in a specified amount in connection the acquisition of New Collateral Assets by the Company or such Restricted Subsidiary which shall be briefly described, and stating the fair value thereof to the Company or such Restricted Subsidiary at the date of the acquisition thereof by the Company or such Restricted Subsidiary;

                        (B) that no part of such expenditures or costs, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Monies pursuant to this Section 13.03;

                        (C) that no part of such expenditures or costs has been paid out of either the proceeds insurance upon any part of the Collateral not required to be deposited with the Collateral Agent under the Security Documents or any award for the proceeds from any of the Collateral being taken not required to be deposited with the Collateral Agent under the Security Documents, as the case may be;

                        (D) that there is no outstanding indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such New Collateral Assets, which if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such New Collateral Assets, which Lien might, in the opinions of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                        (E) that the property is a New Collateral Asset for which such application may be properly made under Section 4.08 and such New Collateral Asset is necessary or desirable in the conduct of the Company's or such Restricted Subsidiary's business;

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                        (F)   that the Company has title to such New Collateral
          Assets;

                        (G)   that no Notice of Actionable Default is
          outstanding;

                        (H) that no Event of Default shall have occurred and be continuing; and

                        (I) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

                (ii)  An Opinion of Counsel substantially stating:

                        (A) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that, upon the basis of such Company request and the accompanying documents specified in this Section 13.03(b), all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be lawfully paid over under this
          Section 13.03(b); and

                        (B) that all the Company's or such Restricted Subsidiary's right, title and interest in and to said New Collateral Assets are then subject to the Lien of the Security Documents (which shall be first priority perfected Lien unless otherwise contemplated by the Security Documents).

          Upon compliance with the foregoing provisions of this Section 13.03(b), the Trustee shall direct the Collateral Agent upon receipt of the foregoing Officer's Certificate to pay to the Company or the Restricted Subsidiary which owned the Collateral an amount of funds on deposit in the Notes Collateral Account of the character aforesaid equal to the amount of the expenditures or costs stated in the Officer's Certificate required by Section 13.03(b)(i)(A), or the fair value to the Company or such Restricted Subsidiary of such New Collateral Assets stated in such Officer's Certificate, whichever is less.

          (c) Notwithstanding anything to the contrary in this Section, no funds may be withdrawn and paid to the Company from and after any Major Collateral Disposition.

          SECTION 13.04 BUSINESS INTERRUPTION INSURANCE. So long as no Notice of Actionable Default is outstanding, the Company may use the proceeds of business interruption insurance associated with any event or Involuntary Loss that is not a Major Collateral Disposition provided that such insurance proceeds are used in the ordinary course of the Company's business. The fair value of such business interruption insurance so used shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien of the Security Documents in any calendar year exceeds the 10% threshold specified in TIA
Section 314 (d). The Trustee need not consent to any such release but shall confirm any such release of proceeds upon receipt by the Trustee of an Officer's Certificate stating (i) the event which gave rise to the receipt of proceeds of such business interruption insurance was not a Major Collateral Disposition and
(ii) there is no Notice of Actionable Default outstanding.

          Any releases of Collateral made in strict compliance with the provisions of this Section 13.04 shall be deemed not to impair the Liens created by this Indenture the Collateral Agency Agreement and the Security Documents in contravention of the provisions of this Indenture.

          Notwithstanding anything to the contrary in this Section, no funds may be withdrawn and paid to the Company from and after any Major Collateral Disposition.

          SECTION 13.05 POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT. In case a Default or Event of Default shall have occurred and shall be continuing, the Company may do any of the things enumerated in Sections 13.02, 13.03 and 13.04, if the Trustee in its discretion, or the Holders of 66 2/3% in aggregate principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has

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occurred and is continuing; PROVIDED that, without the consent of the Trustee, no consent pursuant to this Section shall deprive the Trustee of its rights under paragraph FIRST of Section 6.10. This Section 13.05 shall not apply, however, during the continuance of an Event of Default of the type specified in
Section 6.01(h) with respect to the Notes.

          SECTION 13.06 POWERS EXERCISABLE BY TRUSTEE OR RECEIVER. In case the Collateral (other than any cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or under the Collateral Agency Agreement (including all amounts on deposit in the Notes Collateral Account) or under the other Security Documents or with the trustee, mortgagee or other holder a prior Permitted Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 13 conferred upon the Company with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officer's Certificate required by this Article 13.

          SECTION 13.07 DISPOSITION OF NOTES RETIRED. All Notes received by the Trustee and for whose purchase Trust Monies are applied under this Article 13, may, but shall not be required to, be promptly canceled and disposed of by the Trustee in accordance with its customary procedures unless the Trustee shall be otherwise directed by the Company or the Issuer; PROVIDED that the Trustee shall not be required to destroy any Notes. Upon such disposition of any Notes, the Trustee shall issue a certificate of disposition to the Company and the Issuer.

          SECTION 13.08 INVESTMENT OF TRUST MONIES

          . All or any part of any Trust Monies held by the Collateral Agent shall from time to time be invested or reinvested as set forth in the Collateral Agency Agreement. Unless an Event of Default occurs and is continuing, or so long as any Notice of Actionable Default remains outstanding and unrescinded, any interest on cash or such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Collateral Agent with respect to the Notes Collateral Account shall be forthwith paid to the Company. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales.

          Notwithstanding anything to the contrary in this Section, no funds may be withdrawn and paid to the Company from and after any Major Collateral Disposition.

                                   ARTICLE 14
                                    EXCHANGE

          SECTION 14.01 EXCHANGE. Upon any failure of the Issuer to redeem the Notes at their Stated Maturity, the Issuer and the Company will each have the right, at its option, to exchange any portion of the principal amount of the Notes that is $1.00 or an integral multiple thereof at any time thereafter.

          SECTION 14.02 EXERCISE OF EXCHANGE. Upon delivery of notice from the Issuer that it shall redeem the Notes pursuant to Section 14.01, each of the Holders of the Note to be exchanged shall surrender such Note to the Issuer at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Note, that the Holder is exchanging its Notes pursuant to this Article 14.

          Such notice of exchange shall also state the name or names (with address) in which the certificate or certificates for Exchange Shares shall be issued. Notes surrendered for exchange shall (if reasonably required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or his attorney duly authorized in writing, with appropriate signature guarantee. As promptly as practicable after the receipt of such notice and the surrender of such Note as aforesaid, the Issuer shall, subject to the provisions of Section 14.08 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Exchange Shares issuable on such exchange of Notes in accordance with the provisions of this Article 14 and any cash, as provided in Section 14.03 hereof.

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          Such exchange shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Exchange") on which such Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Exchange Shares shall be issuable upon such exchange shall be deemed to have become on the Date of Exchange the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such exchange shall nevertheless be at the Exchange Price in effect at the close of business on the date when such Note shall have been so surrendered with the exchange notice. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Note (or portion thereof) exchanged or for dividends or distributions on any Exchange Share issued upon exchange of any Note.

          The exchange right shall terminate at the Date of Exchange.

          SECTION 14.03 CASH PAYMENT FOR UNPAID INTEREST; FRACTIONAL INTERESTS

          .

          (a) In the event any Note has been exchanged into Exchange Shares after any interest payment record date, but on or before the next interest payment date, interest shall be payable on the interest payment date notwithstanding the exchange, and the interest shall be paid to the Holder of the Note who was a Holder on the applicable record date. Notes submitted for exchange after any record date but before the next interest payment date (other than Notes called for redemption or delivered for repurchase during such period) must include payment of an amount equal to the interest payable on the interest payment date on the principal amount of Notes being surrendered for exchange. As a result of the foregoing provisions, Holders who surrender Notes for exchange on a date that is not an interest payment date shall not receive any interest for the period from the interest payment date next preceding the date of exchange to the date of exchange or for any later period. A Holder shall not be required to make that payment if it is exchanging a Note, or a portion thereof, that the Issuer has called for redemption, or that it is entitled to require the Issuer to repurchase, if the exchange right would terminate because of the redemption or repurchase between such record date and the applicable interest payment date.

          (b) The Company shall not issue any fractional shares of its common stock upon exchange. Instead, the Company shall pay holders who exchange their Notes an appropriate amount in cash based on the Exchange Price, as adjusted, of the common stock at the close of business on the Business Day immediately prior to the day of exchange (subject to a minimum of US$10.00).

          SECTION 14.04 EXCHANGE PRICE. The exchange rate is equal to 0.75 Exchange Shares per $1.00 principal amount at maturity of Notes, determined as provided in Section 14.05 below, which is equivalent to an initial exchange price of US$1.33 per Exchange Share (the "Exchange Price"); PROVIDED THAT, if the aggregate principal amount of Notes to be exchanged at their Stated Maturity exceeds US$40.0 million, the Exchange Price shall be adjusted to equal the price determined by dividing 1 by (x) the product of the total number of shares of common stock of the Company outstanding immediately prior to such exchange and 0.66667, divided by (y) the aggregate principal amount of Notes to be exchanged.

          SECTION 14.05 ADJUSTMENT OF EXCHANGE PRICE. The Exchange Price shall be subject to adjustment following the issuance of the Notes upon the following events:

          (a) In case there shall be made or paid a dividend or made a distribution in shares of common stock on any class of Capital Stock of the Company, the Exchange Price in effect immediately following the record date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exchange Price by a fraction of which the numerator shall be the number of shares of common stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date.

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          (b) In case the Company shall (1) subdivide or reclassify its outstanding shares of common stock into a greater number of shares or (2) combine or reclassify its outstanding shares of common stock into a smaller number of shares, the Exchange Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Exchange Price by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision, combination or reclassification.

          (c) In case there shall be an issuance of rights, options or warrants to all or substantially all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the then Fair Market Value per share of the common stock on the record date fixed for determination of the shareholders entitled to receive such rights, option or warrants, the Exchange Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                 (i)  such Exchange Price by a fraction, of which

                (ii) the numerator shall be (A) the number of shares of common stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Fair Market Value (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such Fair Market Value), and of which

               (iii) the denominator shall be (A) the number of shares of common stock outstanding on such record date plus (B) the number of additional shares of common stock which are so offered for subscription or purchase.

          Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; PROVIDED, HOWEVER, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Exchange Price will not be adjusted as provided in this subsection (c) until such triggering events occur. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Exchange Price then in effect shall be adjusted immediately to the Exchange Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (d) In case there shall be a distribution to all or substantially all holders of common stock, of any assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above and in mergers and consolidations to which Section 14.06 applies, or (z) any distribution of rights or warrants subject to subsection (1) below or any distribution in connection with a liquidation, dissolution or winding up of the Company) then in each such case the Exchange Price in effect immediately following the record date fixed for the determination of the shareholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Exchange Price by a fraction of which the numerator shall be the then Fair Market Value per share of the common stock on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of common stock, and of which the denominator shall be such Fair Market Value per share of the common stock. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution.

          (e) Rights or warrants distributed by the Company to all holders of its shares of common stock entitling them to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and (iii) are also issued in

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respect of future issuances of shares of common stock shall be deemed not to have been distributed for purposes of Section 14.05(c) (and no adjustment to the Exchange Price under Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exchange Price under Section 14.05(c).

          (f) In addition to the foregoing adjustments in subsections (a), (b),
(c) and (d) above, the Company, from time to time and to the extent permitted by law, may reduce the Exchange Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall give notice to the Trustee and cause notice of such reduction to be mailed to each Holder of Notes at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Exchange Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States Federal income tax purposes.

          (g) In any case in which this Section 14.05 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note exchanged after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 14.03 hereof or issuing to the Holder of such Note the number of shares of common stock and other capital stock of the Company (or other assets or securities) issuable upon such exchange in excess of the number of shares of common stock and other Capital Stock of the Company issuable thereupon only on the basis of the Exchange Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 14.03 hereof and issue to such Holder the additional shares of common stock and other Capital Stock of the Company issuable on such exchange. Notwithstanding the foregoing, no adjustment of the Exchange Price shall be made if the event giving rise to such adjustment does not occur.

          (h) No adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Exchange Price; PROVIDED that any adjustments which by reason of this subsection
(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 14 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In no event shall the Exchange Price be less than the par value of a share of the Company's common stock.

          (i) Whenever the Exchange Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each exchange agent an Officers' Certificate setting forth the Exchange Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Notes at such Holder's address as the same appears on the registry books of the Registrar. Unless and until a Trust Officer has received an Officers' Certificate setting forth an adjustment of the Exchange Price, the Trustee may assume that no such adjustment has been made and that the last Exchange Price for which the Trustee has received an Officers' Certificate is the current Exchange Price. Neither the Trustee nor any exchange agent shall be under any duty or responsibility with respect to any such Officer's Certificate or the information and calculation contained therein, except to exhibit the same to any Holder deserving inspection thereof, at its office during normal business hours.

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          (j) In the event that the Company distributes rights or warrants
(other than those referred to in subsection (c) above) pro rata to holders of common stock, so long as any such rights or warrants have not expired or been redeemed by the Company, instead of making an adjustment in the Exchange Price, the Company may make proper provision so that the Holder of any Note surrendered for exchange shall be entitled to receive upon such exchange, in addition to the Exchange Shares, a number of rights or warrants to be determined as follows: (i) if such exchange occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "DISTRIBUTION DATE"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Exchange Shares is entitled at the time of such exchange in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such exchange occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of common stock into which the principal amount of such Note so exchanged was exchangeable immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

          No adjustment need be made for any of the foregoing transactions if Holders of the Notes are to participate in the transaction on a basis and with notice that the Board of Directors of the Company has determined to be fair and appropriate in light of the basis on which other holders of common stock of the Company participate in the transaction. In addition, no adjustments will be required upon the adoption of a stockholder rights plan, and the issuance of rights thereunder.

          SECTION 14.06 CONTINUATION OF EXCHANGE PRIVILEGE IN CASE OF RECLASSIFICATION, CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS. If there shall occur: (a) any reclassification or change of outstanding shares of common stock issuable upon exchange of the Notes (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the consolidation or merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of common stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to exchange such Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of common stock issuable upon exchange of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of common stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (PROVIDED that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of common stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 14.06 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of common stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 14.06 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Notes at such Holder's address as the same appears on the registry books of the Registrar. Neither the Trustee nor any exchange agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Notes upon the

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exchange of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 7 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          SECTION 14.07 NOTICE OF CERTAIN EVENTS

          . In case:

          (a) the Company shall declare a dividend (or any other distribution) payable to the holders of common stock (other than cash dividends);

          (b) the Company shall authorize the granting to all or substantially all the holders of common stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

          (c) the Company shall authorize any reclassification or change of the common stock (including a subdivision or combination of its outstanding shares of common stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of exchange of the Notes as provided in Section 14.02 hereof, and shall cause to be mailed to each Holder of Notes, at such Holder's address as it shall appear on the registry books of the Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options, or if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

          SECTION 14.08 TAXES ON EXCHANGE. The Company shall pay any and all documentary, stamp or similar taxes payable to the United States of America
[, the Republic of Indonesia or The Netherlands] or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of common stock on exchange of Notes pursuant thereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of common stock in a name other than that of the Holder of the Notes to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with the exchange of Notes.

          SECTION 14.09 COMPANY TO PROVIDE STOCK. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the exchange of the Notes from time to time as such Notes are presented for exchange, PROVIDED that nothing contained in this
Section 14.09 shall be construed to preclude the Company from satisfying its obligations in respect of the exchange of Notes by delivery of repurchased shares of common stock which are held in the treasury of the Company.

          If any shares of common stock to be reserved for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any applicable law before such shares may

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be validly issued or delivered upon exchange, then the Company covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be, PROVIDED, HOWEVER, that nothing in this Section 14.09 shall be deemed to limit in any way the obligations of the Company provided in this Article 14.

          Before taking any action which would cause an adjustment reducing the Exchange Price below the then par value, if any, of the common stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of common stock at such adjusted Exchange Price.

          The Company covenants that all shares of common stock which may be issued upon exchange of Notes will upon issue be fully paid and non- assessable by the Company and free of preemptive rights.

          SECTION 14.10 DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS. Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the Officers' Certificate referred to in Section 14.05 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of common stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the exchange of any Note; and neither the Trustee nor any exchange agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of common stock or stock certificates or other securities or property (including cash) upon the surrender of any Note for the purpose of exchange or, subject to Article 8 hereof, to comply with any of the covenants of the Company contained in this Article 14.

          SECTION 14.11 RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF EXCHANGED NOTES. Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Notes and which shall not be required for such purposes because of the exchange of such Notes, as provided in this Article 14, shall promptly after such exchange be repaid to the Company by the Trustee or such other Paying Agent in accordance with the Issuer's written instructions.

                                   ARTICLE 15

                                  MISCELLANEOUS

          SECTION 15.01 TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

          SECTION 15.02 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by facsimile, telex, graphic scanning or other telegraphic communications equipment of the sending party (or with respect with communications to Noteholders, mailed) to the address set forth below. Notices must purport to be signed by a duly authorized representative of the party giving notice. All notices shall be in the English language.

          if to the Issuer:

               Polytama International Finance B.V.
               c/o HB Management Europe B.V.
               World Trade Center Amsterdam Airport
               Schiphol Boulevard 271

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               1118 BH Amsterdam,
               The Netherlands
               Tel.  No.: 31-20-406-7070
               Fax. No.:  31-20-406-7060


               Attention of:

               HB Management Europe B.V.

               Managing Director,

               with a copy to the Company.

          if to the Company:

               P.T. Polytama Propindo
               Mid Plaza 2 Building, 20th Floor
               Jl. Jend. Sudirman Kav. 10-11
               Jakarta, Indonesia 10220
               Tel. No. 62-21-570-3883
               Fax. No. 62-21-570-4688

               Attention of:

               Horacio U. Marasigan

               Finance Director

               with a copy to the Issuer.

          if to the Trustee:

               The Bank of New York
               Corporate Trust Administration
               Floor 21 West
               101 Barclay Street
               New York, New York 10286

               Fax. No. 1-212-815-5802/5803

               Attention of: Global Trust Services

          with copies to:

               The Bank of New York
               One Temasek Avenue
               #02-01 Millenia Tower
               Singapore 039192

               Fax. No. 65-68830338

               Attention of: Global Trust Services

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          The Issuer, the Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service sent by facsimile, telex, graphic scanning or other telegraphic communications equipment of the sender, or with respect to communications mailed to Noteholders, five business days after mailing, in each case delivered or sent (properly addressed) to such party as provided in this Section 15.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 15.02.

          All notices to Holders shall be published in English in a leading English language newspaper, such as the Wall Street Journal, being published on each day in morning editions, whether or not it shall be published on Saturday, Sunday or holiday editions. Notices shall be deemed to have been given on the date of publication as aforesaid or if published on different dates, on the date of the first such publication. In addition, notices shall be mailed to the Holder at Holder's address as it appears on the registration books of the Registrar.

          SECTION 15.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 15.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer or the Company to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Company, as the case may be, shall furnish to the Trustee:

                   (1) an Officer's Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2) an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion Of such counsel, all such conditions precedent have been complied with.

          SECTION 15.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                   (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 15.06 ENGLISH LANGUAGE. All communications to the Trustee hereunder all requests the Trustee to take any action and Officer's Certificates and Opinions of Counsel and reports, financial statements financial information, certificates, opinions, records, registers, agreements with Registrars, Paying Agents, co-registrars and information required by the TIA or hereunder shall be in the English language. The Company shall furnish the Trustee with certified and sworn English translations of any documents provided pursuant to the terms hereof in conjunction with any request that the Trustee take any action hereunder and such other documents as the Trustee shall reasonably request in order to perform its duties hereunder.

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          SECTION 15.07 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The
Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 15.08 MEETINGS OF HOLDERS. A meeting of Holders to consider matters affecting such Holders' interests, including the approval of amendments and modifications as provided for under Section 9.02, may be convened by Holders holding not less than 10% of the principal amount of the outstanding Notes. The quorum at such meeting shall be two or more persons entitled to vote a majority in principal amount of the outstanding Notes, or at an adjourned meeting, two or more persons entitled to vote 50% in principal amount of the outstanding Notes.

          SECTION 15.09 LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 15.10 GOVERNING LAW

          . THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 15.11 WAIVER OF INDEMNITY; SUBMISSION TO JURISDICTION AND APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

          (a) To the extent that the Issuer or the Company or any of their respective revenues, assets or properties has or hereafter may acquire any immunity from jurisdiction of any court or from attachment in aid of execution, execution, or any other legal process for enforcement of judgment in any action or proceeding in any manner arising out of this Indenture, the Notes, the Guarantee, the Collateral Agency Agreement or the Security Documents or the transactions contemplated hereby or thereby, each of the Issuer and the Company hereby irrevocably agrees not to claim, and irrevocably waives (to the extent it lawfully may be so), any such immunity, and any defense based on such immunity, in respect of its obligations arising out of this Indenture, the Notes, the Guarantee, the Collateral Agency Agreement and the Security Documents and the transactions contemplated here and thereby.

          (b) Each of the Issuer and the Company agrees that any legal suit, action or proceeding brought by the Trustee or any Holder arising out of or based upon this Indenture the Notes or the Guarantee (including the Collateral Agency Agreement or the Security Documents) may be instituted in any state or Federal court located in New York City, waives any claim that such proceeding has been brought in an inconvenient forum, irrevocably submits to and accepts the nonexclusive jurisdiction of such courts in any such proceeding and irrevocably hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any such action which may be instituted any such court. Each of the Issuer and the Company agrees to take any and all action, including the filing of any and all documents and instruments and paying all such fees that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Company (mailed or delivered to the Issuer or the Company at its address set forth above) shall be deemed effective service of process upon the Issuer or the Company, as the case may be. Notwithstanding the foregoing, any action based on this Indenture, the Securities or the transactions contemplated hereby or thereby may be instituted by the Trustee or any Holder in any competent court, including courts in The Netherlands and Indonesia.

          SECTION 15.12 INDEMNIFICATION FOR JUDGMENT CURRENCY FLUCTUATIONS. The obligations of the Issuer and the Company to any Holder under this Indenture or the Notes shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than U.S. dollars (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, each of the Issuer and the Company agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer or the Company, as the case may be, such excess, PROVIDED that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default by the Issuer in its respective obligations under the Securities or this Indenture, as the case may be, has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

          SECTION 15.13 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer or the Company under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes and the Guarantee.

          SECTION 15.14 SUCCESSORS. All agreements of each of the Issuer and the Company in this Indenture, the Notes and the Guarantee shall bind any of its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 15.15 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 15.16 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 15.17 TAX CONSIDERATIONS. It is the intention of the Issuer and the Company that for U.S. Federal, state and local income tax purposes: (i) neither the Holders nor the Trustee shall be at any time the owner of the Collateral for U.S. Federal, state or local tax purposes and (ii) the trust estate created hereby is intended solely to be a security arrangement and not a trust and neither the Trustee nor the Holders shall file any returns, reports or other documents or take any position inconsistent therewith for U.S. Federal, state or local tax law purposes.

          SECTION 15.18 SEVERABILITY. In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, any way, be affected or impaired thereby.

          SECTION 15.19 ACTS OF HOLDERS

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor the Trustee, the Issuer and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also b proved in any other manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                            (Signatures on next page)

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        POLYTAMA INTERNATIONAL FINANCE
                                        B.V., as Issuer,


                                        By HB Management Europe B.V.
                                           -------------------------


                                            By
                                               ------------------
                                               Authorized Signatory

                                            By
                                               ------------------
                                               Authorized Signatory

                                        P.T. POLYTAMA PROPINDO, as
                                          Guarantor,


                                        By
                                           --------------------------------
                                           Name:
                                           Title: Director


                                        THE BANK OF NEW YORK, as
                                          Trustee,

                                        By
                                           -------------------------
                                           Name:
                                           Title:

                                                                         EXHIBIT

                         [FORM OF FACE OF NOTE DUE 2012]

No._____                                                                 $_____

                                                                       CUSIP No.

                6% Guaranteed Secured Exchangeable Note Due 2012

          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This Note is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depository or a nominee of such successor depository.](1)

          POLYTAMA INTERNATIONAL FINANCE B.V., a closed company with limited liability duly organized and existing under the laws of The Netherlands, with its statutory seat in Rotterdam, The Netherlands, promises to pay to CEDE & CO., or registered assigns, the principal sum of US$______, and to pay interest thereon.

          Interest Payment Dates: June 15 and December 15 of each year, commencing June 15, 2003.

          Record Dates: June 1 and December 1.

----------
(1) To be included in the Global Security.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:      , 2002

                                        POLYTAMA INTERNATIONAL FINANCE
                                           B.V.,


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

  By:
      --------------------------------------
               Authorized Signatory

                     (FORM OF REVERSE SIDE OF NOTE DUE 2012)

                6% Guaranteed Secured Exchangeable Note Due 2012

1.  INTEREST

          POLYTAMA INTERNATIONAL FINANCE B.V., a closed company with limited liability duly organized and existing under the laws of The Netherlands, with its statutory seat in Rotterdam, The Netherlands (herein referred to as the "Issuer," which term includes its successors and assigns under the Indenture hereinafter referred to), for value received, hereby promises to pay interest (as set forth in the Indenture, such term includes Additional Amounts) on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on June 15 and December 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from
[    ], 2003. Interest on the Notes, including interest on overdue principal or installments of interest, if any, shall be paid in cash or, at the option of the Issuer, through the issuance of additional Notes, the principal amount of which is equal to all or a portion of the interest then due, as determined by the Issuer. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by this Note plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

          The Issuer will pay principal and interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money. Payment on this Note will be made upon surrender or presentation of this Note to a Paying Agent. However, at the option of the Issuer, it may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

          Initially, the Corporate Trust Department of the Trustee, at Floor 21 West, 101 Barclay Street, New York, New York 10286, will act as Paying Agent and Registrar. In the event definitive Notes are issued under the Indenture, the Issuer shall also maintain a Paying Agent in Luxembourg and registered holders shall be entitled to receive payment through such Paying Agent. The Issuer may appoint and change any Paying Agent or Registrar without notice.

4.  INDENTURE, SECURITY AND GUARANTEE

          The Issuer issued this Note under an Indenture dated as of December
[    ], 2002, among the Issuer, P.T. Polytama Propindo, an Indonesian corporation (the "Company") and Trustee (the "Indenture"). The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms of the Indenture, and the registered holder of this Note is referred to the Indenture and the Act for a statement of those terms those terms.

          The Notes are an obligation of the Issuer limited to $72,250,000 aggregate principal amount (subject to Section 2.02 of the Indenture) and, unless earlier redeemed under the circumstances described herein, will be paid at maturity at 100% of the principal amount thereof.

This Note is irrevocably and unconditionally guaranteed by the Company, as set forth in the Guarantee endorsed on this Note.

          EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, (I) CONSENTS AND AGREES TO THE TERMS OF THE COLLATERAL AGENCY AGREEMENT AND THE SECURITY DOCUMENTS AND AUTHORIZES AND APPROVES THE TRUSTEE'S EXECUTION THEREOF AND (II) AGREES THAT SUCH HOLDER IS BOUND BY THE TERMS THEREOF AND THAT SUCH HOLDER MAY NOT TAKE ANY ACTION CONTRARY THERETO.

          The Indenture imposes certain limitations on the Company and its Restricted Subsidiaries (which includes the Issuer), including limitations on the Incurrence of Indebtedness, Restricted Payments (including payment of dividends and other distributions on and retirements of the Capital Stock of the Company and its Restricted Subsidiaries, redemption of Subordinated Obligations of the Company and the making of certain Investments), Liens and Pari Passu Indebtedness, Sale/Leaseback Transactions, Restrictions on Distributions from Restricted Subsidiaries, Transactions with Affiliates, the Company's Business, Sales of non-Collateral Assets and Restricted Subsidiary Stock and Sales of Collateral. In addition, the Indenture limits the ability of the Issuer to, among other things, engage in any business activities other than those relating to the Notes.

5.  OPTIONAL REDEMPTION

     (a) At any time after the Issue Date, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon to the date fixed for redemption.

     (b) If as a result of any change in or amendment to the laws, treaties, regulations or rulings of the Republic of Indonesia or The Netherlands (or of any political subdivision or taxing authority in the Republic of Indonesia or The Netherlands), or any change in official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which is proposed and becomes effective on or after the date of the Indenture, in making any payment due or to become due under any Note, the Indenture, or pursuant to the Guarantee, (i) the Issuer is or would be required on the next succeeding interest payment date to pay Additional Amounts, (ii) the Company is, or on the next interest payment date would be, unable, for reasons outside its control, to cause the Issuer to pay amounts due under the Notes, and with respect to any amount due under the Guarantee or the Indenture, the Company is, or on the next interest payment date would be, required to deduct or withhold (x) any tax of The Netherlands (or any political subdivision or taxing authority thereof or therein) or (y) any tax of the Republic of Indonesia (or any political subdivision or taxing authority thereof or therein) that is imposed at a rate in excess of 20% or (iii) with respect to any payment to the Issuer to enable the Issuer to make any payment of principal of, or interest on, the Notes or the Additional Amounts, the Company is, or on the next interest payment date would be, required to deduct or withhold any tax of the Republic of Indonesia (or any political subdivision or taxing authority thereof or therein) at a rate in excess of 10% (calculated after giving effect to any reduction of the rate of withholding tax available under any tax treaty between The Netherlands and the Republic of Indonesia), the Notes may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; PROVIDED that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Company, as the case may be, would be obligated to make such withholding if a payment in respect of any Note or the Guarantee were then due. The Issuer will also pay to holders of the Notes on the redemption date any Additional Amounts then due and which will become due as a result of the redemption or otherwise.

          Prior to the publication of any notice of redemption in accordance with the foregoing, the Issuer shall deliver to the Trustee an Officer's Certificate stating that the Issuer is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, such counsel or tax expert being reasonably acceptable to the Trustee, that the Issuer or the Company has or will become obligated to pay Additional Amounts or withhold, as described in the preceding paragraph, as the case may be, as a result of such change or amendment. Such notice, once delivered by the Issuer to the Trustee, will be irrevocable.

6.  MANDATORY REDEMPTION; MANDATORY REDEMPTION OF NOTES FROM EXCESS CASH FLOW

          Beginning on the fourth anniversary of the Issue Date, and not later than 180 days following the end of each fiscal year thereafter, the Issuer will redeem the maximum principal amount of Notes that is an integral multiple of $1.00 with 75% of the Excess Cash Flow of the Company from such fiscal year, at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest, if any, thereon to the date of redemption.

7.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed at his registered address. If money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes called for redemption.

8.  NOTE REPURCHASE

          The Issuer may at any time purchase Notes by tender (available to all Holders alike) or in the open market at any price. If the Issuer shall acquire any Notes, such acquisition shall not operate as, or be deemed for any purpose to be, a satisfaction of the indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation and are cancelled and retired by the Trustee.

9.  CHANGE OF CONTROL

          Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date) plus any Additional Amounts then due or which will become due as a result of the repurchase or otherwise, in accordance with the terms of the Indenture.

10.  ASSET AND COLLATERAL SALES

     (a) MAJOR COLLATERAL DISPOSITIONS. Upon a Major Collateral Disposition, in accordance with the terms of the Indenture, each Holder shall have the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof (or, in the case of a Major Collateral Disposition resulting from an Involuntary Loss, 100% of the principal amount thereof) plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date) plus any Additional Amounts then due or which will become due as a result of the repurchase or otherwise.

     (b) OTHER COLLATERAL SALES. The Issuer shall apply any Excess Collateral Proceeds in accordance with the Mandatory Redemption provision.

     (c) OTHER ASSET SALES. The Issuer shall apply any Excess Proceeds in accordance with the Mandatory Redemption provision.

11.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are issued only in registered form without coupons in denominations of $1.00 and whole multiples of $1.00. A registered holder may transfer or exchange this Note in accordance with the Indenture. The Registrar may require the registered holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of it for all purposes.

13.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request subject to any applicable abandoned property law designating another Person. After such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

14.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Issuer or the Company at any time may terminate some or all of their obligations under the Notes or the Guarantee and the Indenture if the party exercising such option deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Guarantee, the Collateral Agency Agreement and the Security Documents may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of Notes and (ii) any default under the Notes or the Indenture may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture the Notes or the Guarantee to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to further secure the Securities or add guarantees with respect to the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Issuer, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder.

16.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default with respect to the Securities include (i) a default in the payment of interest or any Additional Amounts on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) any Change of Control of the Company during certain time periods, (iv) the failure by the Company or the Issuer to comply for 60 days after notice with its other agreements contained in the Senior Indenture, (v) the failure by the Company or the Issuer to comply with its obligations under Article 5 of the Indenture, (vi) failure by the Company or the Issuer to comply with other covenants and agreements in the

Indenture, in certain cases subject to notice and lapse of time, (vii) Indebtedness of the Company, the Issuer or any Significant Subsidiary, other than the Senior Notes is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount such Indebtedness unpaid or accelerated exceeds $5.0 million,
(viii) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuer or a Significant Subsidiary, (ix) certain judgments or decrees for the payment of money in excess of $5.0 million, (x) the Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Guarantee) or the Company denies or disaffirms its obligations under its Guarantee or (xi) certain Liens with respect to the Collateral cease to have the perfection and priority contemplated by the Security Documents.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

17.  EXCHANGE

          Upon the failure of the Issuer to redeem the Notes at their Stated Maturity the Issuer will have the right, at its option, to exchange any portion of the principal amount of the Notes that is $1.00 or an integral multiple thereof at any time thereafter. The Exchange Price is equal to 0.75 Exchange Shares per $1.00 principal amount at maturity of Notes; PROVIDED THAT, if the aggregate principal amount of Notes to be exchanged at their Stated Maturity exceeds $40 million, the Exchange Price shall be adjusted to equal a price determined by dividing 1 by (x) the product of the total number of shares of common stock of the Company outstanding immediately prior to such exchange and 0.66667, divided by (y) the aggregate principal amount of Notes to be exchanged.

          The Exchange Prince shall be subject to adjustment upon certain events, including: (i) the payment by the Company or dividends and other distributions on its common stock in shares of its common stock, (ii) subdivision, combinations, and reclassifications or the Company's common stock,
(iii) the issuance to all holders of common stock of the Company of rights, options or warrants entitling them to subscribe for shares of its common stock or securities convertible into, or exchangeable or exercisable for, its common stock at a price which is less than the Fair Market Value per share thereof,
(iv) certain distributions to all holders of common stock of the Company of any of the Company's assets, debt securities or other securities or any rights or warrants to purchase such securities (excluding those rights and warrants referred to in (iii)), (v) the issuance of share of the Company's common stock for consideration per share less than the then Fair Market Value per share thereof (excluding securities issue in transactions referred to in (i), (ii), (iii), (iv) and (vi)), and (vi) the issuance of securities convertible into or exchangeable for shares of the Company's common stock for a conversion or exchange price plus consideration received upon issuance less than the then Fair Market Value per share at the time of issuance of such convertible or exchangeable security (excluding securities issued in transactions referred to in (i), (ii), (iii) or (iv)).

          Any Notes surrendered for exchange shall include a fully executed exchange notice substantially in the form attached hereto as Exhibit I.

18.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Company or their Affiliates and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee.

19.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Issuer, the Company or the Trustee shall not have any liability for any obligations of the Issuer or the Company under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each registered holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20.  AUTHENTICATION

          This Note shall not be valid or become obligatory for any purpose until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

21.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenant in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the registered holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.  CHOICE OF LAW

          THIS NOTE (INCLUDING THE GUARANTEE ENDORSED UPON IT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Issuer will furnish to any registered holder upon written request and without charge to the registered holder a copy of the Indenture which has in it the text of this Note.

Requests may be made to:

          Polytama International Finance B.V.
          c/oHB Management Europe B.V.
          World Trade Center Amsterdam Airport
          Schiphol Boulevard 271
          1118 BH Amsterdam,
          The Netherlands
          (011)(31)(20) 406-7070

                                    GUARANTEE

          FOR VALUE RECEIVED, P.T. POLYTAMA PROPINDO (herein referred to as the "Company"), as principal obligor and not merely as surety, has, pursuant to the Indenture, irrevocably and unconditionally guaranteed to the registered holder of this Note upon which this notation of such Guarantee is endorsed that: (i) principal of, premium, if any, and interest on this Note, will be promptly paid in full when due, subject to any applicable grace period, whether on the stated maturity, on an interest payment date, by acceleration, by call for redemption, upon repurchase or purchase pursuant to the Indenture referred to therein or otherwise, and interest on the overdue principal and premium, if any, and interest on any interest, to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Issuer or the Company, whether or not a claim for post filing interest is allowed in such proceeding on said Note) and all other obligations of the Issuer to the registered holder of this Note under this Note or the Indenture, including any Additional Amounts payable, will be promptly paid in full when due or performed, all in accordance with the terms of this Note and the Indenture; and (ii) in case of any extension of time of payment or renewal of said Note or of any such other obligations, that the same will be promptly paid in full, when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, on an interest payment date, by acceleration, required repurchase or otherwise.

          The obligations of the Company to the registered holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations.

                                        P.T. POLYTAMA PROPINDO,

                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY(2)

          The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                 Principal Amount
                            Amount of           Amount of         of this Global        Signature of
                           decrease in         increase in           Security        authorized officer
                        Principal Amount     Principal Amount     following such       of Trustee or
                         of this Global       of this Global       decrease (or           Security
  Date of Exchange          Security             Security            increase)           Custodian
---------------------- -------------------- ------------------- -------------------- -------------------


---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------

---------------------- -------------------- ------------------- -------------------- -------------------

----------
(2) This should be included only if the Note is issued in global form.

                  OPTION OF REGISTERED HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, check the box:

          / / Section 4.10              / /

          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, state the amount (such specified amount must be in an integral multiple of $1.00):

                                        $_______________________________

Date:
      -----------------

                                            -----------------------------
                                            Signature


                                            -----------------------------
                                            Signature Guaranteed


NOTICE:      The signature must correspond to the name as written upon the face of this Note in every particular without alteration or any change whatsoever.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

             (To be executed by the registered holder if such holder
                         desires to transfer this Note)

FOR VALUE RECEIVED ____________________
hereby sells, assigns and transfers unto

PLEASE INSERT ASSIGNEE'S SOCIAL SECURITY
OR OTHER TAX IDENTIFYING NUMBER



_____________________________________________________________(Print or type assignee's name, address and zip code)

this Note, together with all right, title and interest herein and does hereby irrevocably constitute and appoint _______________ Agent to transfer this Note on the Register relating to this Note. The Agent may substitute another to act for him.

Date:
      ---------------

                                -----------------------------
                                Signature


                                -----------------------------
                                Signature Guaranteed


NOTICE:    The signature must correspond to the name as written upon the face of this Note in every particular, without alternation or any change whatsoever.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT 1

                            [FORM OF EXCHANGE NOTICE]

TO:  POLYTAMA INTERNATIONAL FINANCE B.V.

          The undersigned owner of this Note hereby: (i) irrevocably exchanges this Note, for shares of common stock of P.T. Polytama Propindo in accordance with the terms of the Indenture referred to in this Note and (ii) directs that such shares of common stock deliverable upon the conversion, together with any check in cash payment for any fractional shares, be delivered to the registered holder hereof unless a different name has been indicated below. The undersigned acknowledges that is such shares of common stock have not yet been registered with the Securities and Exchanges Commission, such shares may be required to bear a restrictive legend. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
       -------

                                        --------------------------------
                                        Signature


Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise that to and in the name of the registered holder.

          ________________________________________________________
          Social Security or other Taxpayer Identifying Number

          ________________________________________________________
          (Name)

          ________________________________________________________
          (Street Address)

          ________________________________________________________
          (City, State and Zip Code)

          ________________________________________________________

================================================================================

                                    INDENTURE


                         Dated as of December [ ], 2002


                                      among

                       POLYTAMA INTERNATIONAL FINANCE B.V.
                                   as Issuer,


                             P.T. POLYTAMA PROPINDO
                                  as Guarantor,


                                       and


                              THE BANK OF NEW YORK
                                   as Trustee


                        ---------------------------------


          $40,000,000 6% Guaranteed Secured Exchangeable Notes Due 2012


                        ---------------------------------


================================================================================

                              CROSS-REFERENCE TABLE

    TIA                                                                               Indenture
  Section                                                                               Section
-----------                                                                           -----------
310 (a)(1)            ..........................................................      7.10
    (a)(2)            ..........................................................      7.10
    (a)(3)            ..........................................................      7.12
    (a)(4)            ..........................................................      N.A.
    (b)               ..........................................................      7.10
    (c)               ..........................................................      N.A.
311 (a)               ..........................................................      7.11
    (b)               ..........................................................      7.11
    (c)               ..........................................................      N.A
312 (a)               ..........................................................      2.05.
    (b)(1)            ..........................................................      15.03
    (c)(2)            ..........................................................      15.03
313 (a)               ..........................................................      7.06
    (b)(1)            ..........................................................      7.06
    (b)(2)            ..........................................................      7.06
    (c)               ..........................................................      7.06; 15.02
    (d)               ..........................................................      7.06
314 (a)               ..........................................................      4.02; 15.02
    (b)               ..........................................................      N.A.
    (c)(1)            ..........................................................      15.04
    (c)(2)            ..........................................................      15.04
    (c)(3)            ..........................................................      N.A.
    (d)               ..........................................................      12.09(ii)
    (e)               ..........................................................      15.05
    (f)               ..........................................................      N.A.
315 (a)               ..........................................................      7.01
    (b)               ..........................................................      7.05; 15.02
    (c)               ..........................................................      7.01
    (d)               ..........................................................      7.01
    (e)               ..........................................................      6.11
316 (a)(last sentence)..........................................................      2.08
    (a)(1)(A)         ..........................................................      6.05
    (a)(1)(B)         ..........................................................      6.04
    (a)(2)            ..........................................................      N.A.
    (b)               ..........................................................      6.07
    (c)               ..........................................................      2.15

    TIA                                                                               Indenture
  Section                                                                               Section
-----------                                                                           -----------
317 (a)(1)            ..........................................................      6.08
    (a)(2)            ..........................................................      6.09
    (b)               ..........................................................      2.04
318 (a)               ..........................................................      15.01
    (b)               ..........................................................      N.A.
    (c)               ..........................................................      15.01
                                       N.A. means Not Applicable

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
              ARTICLE 1 Definitions and Incorporation by Reference
SECTION 1.01        Definitions........................................................... 1
SECTION 1.02        Other Definitions.................................................... 15
SECTION 1.03        Incorporation by Reference of Trust Indenture Act.................... 16
SECTION 1.04        Rules of Construction................................................ 17

                            ARTICLE 2 The Securities

SECTION 2.01        Form and Dating...................................................... 17
SECTION 2.02        Execution and Authentication..........................................18
SECTION 2.03        Registrar and Paying Agent........................................... 18
SECTION 2.04        Paying Agent To Hold Money in Trust.................................. 18
SECTION 2.05        Noteholder Lists..................................................... 19
SECTION 2.06        Transfer and Exchange.................................................19
SECTION 2.07        Replacement Notes.....................................................21
SECTION 2.08        Outstanding Notes.....................................................21
SECTION 2.09        Temporary Notes.......................................................22
SECTION 2.10        Cancellation..........................................................22
SECTION 2.11        Defaulted Interest....................................................22
SECTION 2.12        Persons Deemed Owners.................................................23
SECTION 2.13        Computation of Interest...............................................23
SECTION 2.14        Predecessor Securities................................................23
SECTION 2.15        Record Date...........................................................23

                              ARTICLE 3 Redemption

SECTION 3.01        Notices to Trustee....................................................23
SECTION 3.02        Selection of Notes To Be Redeemed.....................................23
SECTION 3.03        Notice of Redemption..................................................23
SECTION 3.04        Effect of Notice of Redemption........................................24
SECTION 3.05        Deposit of Redemption Price...........................................24
SECTION 3.06        Notes Redeemed in Part................................................24
SECTION 3.07        Mandatory Redemption; Mandatory Redemption of Notes From
                    Excess Cash Flow......................................................24

                               ARTICLE 4 Covenants

SECTION 4.01        Payment of Notes; Payment of Additional Amounts;
                    Exchange Feature......................................................25
SECTION 4.02        Reports...............................................................27
SECTION 4.03        Limitation on Indebtedness............................................27
SECTION 4.04        Limitation on Indebtedness and Preferred Stock
                    of Restricted Subsidiaries............................................28
SECTION 4.05        Limitation on Restricted Payments.....................................29
SECTION 4.06        Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries...............................................30
SECTION 4.07        Limitation on Sales of Non-Collateral Assets and Subsidiary Stock.....30
SECTION 4.08        Limitation on Sales of Collateral.....................................31
SECTION 4.09        Limitation on Affiliate Transactions..................................34
SECTION 4.10        Change of Control.....................................................35
SECTION 4.11        Limitation on the Sale or Issuance of Capital Stock of Restricted
                    Subsidiaries                                                          35
SECTION 4.12        Limitation on Liens and Pari Passu Indebtedness.......................36
SECTION 4.13        Limitation on Sale/Leaseback Transactions.............................36

                                                                                        Page
                                                                                        ----
SECTION 4.14        Limitation on Issuer Activities.......................................36
SECTION 4.15        Keepwell Commitment...................................................37
SECTION 4.16        Amendments to Security Documents......................................37
SECTION 4.17        Limitation on Company's Business......................................37
SECTION 4.18        Insurance.............................................................37
SECTION 4.19        Taxes.................................................................37
SECTION 4.20        Businesses and Properties; Compliance with Laws.......................37
SECTION 4.21        Corporate Existence...................................................38
SECTION 4.22        Inspection............................................................38
SECTION 4.23        Compliance Certificate................................................38
SECTION 4.24        Further Instruments and Acts..........................................38
SECTION 4.25        Management of the Company.............................................39

                           ARTICLE 5 Successor Company

SECTION 5.01        When Company May Merge or Transfer Assets.............................39
SECTION 5.02        Assumption by Company of Issuer's Obligations.........................40
SECTION 5.03        Issuer Reincorporation and Other Actions..............................41

                         ARTICLE 6 Defaults and Remedies

SECTION 6.01        Events of Default.....................................................41
SECTION 6.02        Acceleration..........................................................42
SECTION 6.03        Other Remedies........................................................43
SECTION 6.04        Waiver of Past Defaults...............................................43
SECTION 6.05        Control by Holders....................................................43
SECTION 6.06        Limitation on Suits...................................................43
SECTION 6.07        Rights of Holders To Receive Payment..................................44
SECTION 6.08        Collection Suit by Trustee............................................44
SECTION 6.09        Trustee May File Proofs of Claim......................................44
SECTION 6.10        Priorities............................................................44
SECTION 6.11        Undertaking for Costs.................................................45
SECTION 6.12        Waiver of Stay or Extension Laws......................................45

                                ARTICLE 7 Trustee

SECTION 7.01        Duties of Trustee.....................................................45
SECTION 7.02        Rights of Trustee.....................................................46
SECTION 7.03        Individual Rights of Trustee..........................................47
SECTION 7.04        Trustee's Disclaimer..................................................47
SECTION 7.05        Notice of Defaults....................................................47
SECTION 7.06        Reports by Trustee to Holders.........................................47
SECTION 7.07        Compensation and Indemnity............................................47
SECTION 7.08        Replacement of Trustee................................................48
SECTION 7.09        Successor Trustee by Merger...........................................49
SECTION 7.10        Eligibility; Disqualification.........................................50
SECTION 7.11        Preferential Collection of Claims Against Company.....................50
SECTION 7.12        Appointment of Co-Trustee or Separate Trustee.........................50
SECTION 7.13        No Duty To Operate....................................................51
SECTION 7.14        Other Matters Related to the Collateral Agency Agreement..............51

                  ARTICLE 8 Discharge of Indenture; Defeasance

SECTION 8.01        Discharge of Liability on Securities; Defeasance......................51
SECTION 8.02        Conditions to Defeasance..............................................52
SECTION 8.03        Application of Trust Money............................................53
SECTION 8.04        Repayment to Issuer...................................................53

                                                                                        Page
                                                                                        ----
SECTION 8.05        Indemnity for Government Obligations..................................53
SECTION 8.06        Reinstatement.........................................................54

                              ARTICLE 9 Amendments

SECTION 9.01        Without Consent of Holders............................................54
SECTION 9.02        With Consent of Holders...............................................55
SECTION 9.03        Compliance with Trust Indenture Act...................................56
SECTION 9.04        Revocation and Effect of Consents and Waivers.........................56
SECTION 9.05        Notation on or Exchange of Securities.................................57
SECTION 9.06        Trustee To Sign Amendments............................................57
SECTION 9.07        Payment for Consent...................................................57
SECTION 9.08        Trustee Authorized To Execute Collateral Agency
                    Agreement and Take Actions Thereunder.................................57
SECTION 9.09        Voting Under Collateral Agency Agreement..............................57

                    ARTICLE 10 Guarantee of Notes; Indemnity

SECTION 10.01       Guarantee.............................................................57
SECTION 10.02       Indemnity.............................................................59
SECTION 10.03       Representation and Warranty...........................................60
SECTION 10.04       Waiver of Subrogation.................................................60
SECTION 10.05       Execution of Guarantee................................................60
SECTION 10.06       Ranking...............................................................60

                       ARTICLE 11 [Intentionally Omitted]

                          ARTICLE 12 Security Documents

SECTION 12.01       Security Documents....................................................60
SECTION 12.02       Holders' Consent......................................................61
SECTION 12.03       Recording, Deposit of Pledged Assets, etc.............................61
SECTION 12.04       Disposition of Collateral Without Trustee Consent.....................62
SECTION 12.05       Release of Collateral with Trustee Consent............................63
SECTION 12.06       Possession and Use of Collateral......................................65
SECTION 12.07       Substitute Collateral.................................................65
SECTION 12.08       Governmental Takings..................................................66
SECTION 12.09       TIA Requirements......................................................67
SECTION 12.10       Suits To Protect the Collateral.......................................68
SECTION 12.11       Purchaser Protected...................................................68
SECTION 12.12       Powers Exercisable by Receiver or Trustee.............................68
SECTION 12.13       Disposition of Obligations Received...................................68
SECTION 12.14       Limitation on Duty of Trustee in Respect of Collateral;
                    Indemnification.......................................................69
SECTION 12.15       Release upon Termination of the Company's and
                    Issuer's Obligations..................................................69

                     ARTICLE 13 Application of Trust Monies

SECTION 13.01       "Trust Monies" Defined................................................70
SECTION 13.02       Retirement of Securities..............................................70
SECTION 13.03       Withdrawals of Asset Disposition Proceeds, Insurance Proceeds and
                    Proceeds from Government Takings......................................70
SECTION 13.04       Business Interruption Insurance.......................................73
SECTION 13.05       Powers Exercisable Notwithstanding Event of Default...................73
SECTION 13.06       Powers Exercisable by Trustee or Receiver.............................74

                                                                                        Page
                                                                                        ----
SECTION 13.07       Disposition of Notes Retired..........................................74
SECTION 13.08       Investment of Trust Monies............................................74

                               ARTICLE 14 Exchange

SECTION 14.01       Exchange..............................................................74
SECTION 14.02       Exercise of Exchange..................................................74
SECTION 14.03       Cash Payment for Unpaid Interest; Fractional Interests................75
SECTION 14.04       Exchange Price........................................................75
SECTION 14.05       Adjustment of Exchange Price..........................................75
SECTION 14.06       Continuation of Exchange Privilege in Case of Reclassification,
                     Change, Merger, Consolidationor Sale of Assets.......................78
SECTION 14.07       Notice of Certain Events..............................................79
SECTION 14.08       Taxes on Exchange.....................................................79
SECTION 14.09       Company to Provide Stock..............................................79
SECTION 14.10       Disclaimer of Responsibility for Certain Matters......................80
SECTION 14.11       Return of Funds Deposited for Redemption of Exchanged Notes...........80

                            ARTICLE 15 Miscellaneous

SECTION 15.01       Trust Indenture Act Controls..........................................80
SECTION 15.02       Notices...............................................................80
SECTION 15.03       Communication by Holders with Other Holders...........................82
SECTION 15.04       Certificate and Opinion as to Conditions Precedent....................82
SECTION 15.05       Statements Required in Certificate or Opinion.........................82
SECTION 15.06       English Language......................................................82
SECTION 15.07       Rules by Trustee, Paying Agent and Registrar..........................83
SECTION 15.08       Meetings of Holders...................................................83
SECTION 15.09       Legal Holidays........................................................83
SECTION 15.10       Governing Law.........................................................83
SECTION 15.11       Waiver of Indemnity; Submission to Jurisdiction and Appointment
                     of Agent for Service of Process......................................83
SECTION 15.12       Indemnification for Judgment Currency Fluctuations....................83
SECTION 15.13       No Recourse Against Others............................................84
SECTION 15.14       Successors............................................................84
SECTION 15.15       Multiple Originals....................................................84
SECTION 15.16       Table of Contents; Headings...........................................84
SECTION 15.17       Tax Considerations....................................................84
SECTION 15.18       Severability..........................................................84
SECTION 15.19       Acts of Holders.......................................................84